As filed with the Securities and Exchange Commission on April 13, 2000
                                                      Registration No. 333-79831
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ------------------

                                AMENDMENT NO. 7
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------
                               PIPELINE DATA INC.
                 (Name of small business issuer in its charter)
                               ------------------

           Delaware                            7310                    13-3953764
(State or other jurisdiction of    (Primary Standard Industrial       (IRS Employer
incorporation or organization)      Classification Code Number)    Identification No.)

     250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530,(914) 725-7028 (Address and telephone number of principal executive offices, principal place of business, and name, address and telephone number
                        of agent for service of process)
                    ----------------------------------------
                    Jack Rubinstein, Chief Executive Officer
                    ----------------------------------------
      Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------
                                 With copies to:

                            Adam S. Gottbetter, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                           630 Third Avenue, 5th Floor
                             New York, NY 10017-6705
                                 (212) 983-0532
                               ------------------

                         Calculation of Registration Fee

====================================================================================================================================
                                                            Amount     Proposed Maximum    Proposed Maximum         Amount of
                                                             to be      Offering Price        Aggregate          Registration
Title of each Class of Securities Being Registered        Registered    Per Security(1)    Offering Price(1)          Fee
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock(2). . . . . . . . . . . . . . . . . . . . . 3,325,000             $0.50(1)     $1,662,500(1)            $  462.18(1)
Class A Warrants . . . . . . . . . . . . . . . . . . . . 1,000,000             $0.10        $  100,000               $   27.80
Class B Warrants . . . . . . . . . . . . . . . . . . . . 1,000,000 .           $0.10        $  100,000               $   27.80
Common Stock Underlying Class A Warrants(2) . . . . . . .1,000,000             $3.00        $3,000,000               $  834.00
Common Stock Underlying Class B Warrants(2) . . . . . . .1,000,000             $5.00        $5,000,000               $1,390.00
                                                        ----------             -----        ----------               ---------
TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . .7,325,000                          $9,862,500               $2,741.78
                                                        ==========                          ==========               =========

(1) Estimated solely for purposes of calculating the registration fee and includes shares being sold by selling stockholders.
(2) Includes 2,325,000 shares being registered for resale by the selling stockholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Pursuant to Rule 416 there are also registered hereby such additional number of shares as may become issuable by reason of the anti-dilution provisions of the class A redeemable warrants and class B redeemable warrants. These additional shares are not issuable by reason of the anti-dilution provisions of other derivative securities we may issue in the future.


               --------------------------------------------------

 The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section
                              8(a), may determine.

Explanatory Note: This Registration Statement contains two forms of prospectus. One will be used in connection with our offering of our Common Stock, Class A Warrants, Class B Warrants and the other will be used in connection with an offering of shares of our common stock which are currently held by certain selling shareholders pursuant to a Lockup Agreement. The prospectus will be identical except for (i) the front cover page of the prospectus; (ii) an alternate "Table of Contents" page; (iii) an alternate description of the offering to be inserted in the "Prospectus Summary" section; and (iv) an alternative "Selling Shareholders" section.

Information contained herein may be completed or amended. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of any offer to buy nor may these securities be sold in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

[GRAPHIC OMITTED]                                      Initial Public Offering
                                                                    PROSPECTUS








                                                         SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED: APRIL 13, 2000


                               Pipeline Data Inc.
             250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530


Minimum offering: 200,000 Units @ $.60 per unit, consisting of one share of common stock and either one 3-year redeemable class A warrant or one 5-year redeemable class B warrant

Maximum offering: 1,000,000 shares of common stock @ $.50 per share, 1,000,000 class A warrants @ $.10 per warrant and 1,000,000 class B warrants @ $.10 per warrant

                                          Underwriting
                                          Discounts &              Proceeds to
                      Price to Public     Commissions              Company
                      ---------------     -----------              -------

Per Unit                    $.60              -0-                     $.60
Total Minimum           $120,000              -0-                 $120,000
Total Maximum           $700,000              -0-                 $700,000

This offering involves a significant degree of risk and prospective investors need to read the section called "Risk Factors" which begins on page 6.


We have also registered the sale of 2,325,000 shares of our common stock owned by share holders.

We must sell a minimum of 200,000 units within 12 months from the effective date of this prospectus. Amounts received will be escrowed and promptly returned, without inter est, if this threshold is not reached.

These securities will be offered in a self under written offering by our officers and directors. We can give you no assurance that we will be able to find purchasers for them.

Neither the Securities and Exchange Com mission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any repre sentation to the contrary is a criminal offense.

                                Table of Contents

                                                                      Page



Prospectus Summary...................................................   5
   The Company.......................................................   5
   The Offering......................................................   5
Risk Factors.........................................................   5
Use of Offering Proceeds.............................................   7
Capitalization ......................................................   8
Dilution.............................................................   9
Forward Looking Statements...........................................  10
Business of The Company..............................................  11
Management's Discussion And Analysis of
  Financial Condition And Results of Operations .....................  29
Dividend Policy .....................................................  33
Plan of Distribution.................................................  33
Legal Proceedings....................................................  34
Directors, Executive Officers,
     Promoters And Control Persons...................................  35
Security Ownership of
  Certain Beneficial Owners
  and Management.....................................................  37
Description of Securities............................................  38
Interest of Named Experts And Counsel................................  40
Selling Shareholders.................................................  40
Certain Provisions of Our
  Articles and By-Laws and
  Disclosure of Commission Position On
  Indemnification For Securities Act Liabilities.....................  41
Description of Property..............................................  42
Certain Relationships And
  Related Transactions...............................................  42
Market For Common Equity
  and Related Stockholder Matters....................................  43
Executive Compensation...............................................  44
Financial Statements.................................................  44
Changes in And Disagreements With
  Accountants on Accounting And
  Financial Disclosure...............................................  44
Where Can Investors Find Additional Information......................  44




Financial Statements of the Company                               F-1 - F-11

                               Prospectus Summary


                                   The Company


Pipeline Data Inc., a Delaware corporation, was incorporated in 1997, and began its business operations in 1998. Under our corporate charter documents, we may engage in any activity for which corporations may be organized under the Delaware General Corporation Law. We are a development stage company and are currently developing a website to provide healthcare consumers with information on a broad range of medical conditions. Our telephone number is 914-725-7028.

We intend to become an on-line direct marketing agent designed to assist the pharmaceutical, biotechnology and healthcare industries to target individual consumers.

                                  The Offering

     o Prior to this offering, there are 2,325,000 shares of common stock outstanding.

     o Assuming the minimum number of 200,000 units are sold, there shall be 2,525,000 shares of common stock outstanding and 200,000 warrants exercisable into 200,000 shares of common stock. Class A warrants are exercisable into shares of common stock at $3.00 per share until the third anniversary of the effective date of the offering. Class B warrants are exercisable into shares of common stock at $5.00 per share until the fifth anniversary of the effective date of the offering. The net proceeds will be $120,000, if 200,000 class A warrants are exercised $720,000 and, if 200,000 class B warrants are exercised $1,120,000.

     o Assuming the maximum number of 1,000,000 shares of common stock are sold, there shall be 3,325,000 shares of common stock outstanding, 1,000,000 class A warrants exercisable into shares of common stock, and 1,000,000 class B warrants exercisable into shares of common stock. The net proceeds will be $700,000, and if 2,000,000 warrants are exercised, $8,700,000.

     o    We intend to use our proceeds:

               to conduct market research and commence our market strategy,

               to research the development of a scalable web-enabled platform,

               to establish strategic alliances and recruit a management team,

               to develop a highly customized feature to our website to enable profile generation, and to establish a financial reporting system, for general corporate and working capital.

                                  Risk Factors

We have had losses of $333,928 since inception (June 23, 1997), we expect that we will continue to lose money through 2000 and we may never achieve or sustain profitability.

     Because we are only developing our business model, it is difficult to evaluate our business and prospects. Our business model is still being developed and our revenue and income potential is unproven. We plan to allocate our resources towards infrastructure development, applications development, development of our marketing strategy and strategic acquisitions. As a result, we do not expect sufficient revenue generation during the next 12 months to stem continued losses and we may never achieve or sustain profitability. The report of our independent accountants on our December 31, 1999 consolidated financial statements contains an explanatory paragraph regarding our ability to continue as an ongoing business. The "going concern" qualification may reduce our ability to obtain necessary financing in the future to run our business.

We may depend upon suppliers with whom we have no contracts, who could compete against us and who could increase the prices for their goods and services.

     We will attempt to secure contracts with our Internet access providers and other suppliers when we establish relationships with them. However, any or all of these entities may refuse to enter into written contracts with us. Without a contract, we have no assurance that the goods and services provided or fees charged to us by these suppliers will remain constant. In the event we cannot obtain a contract with a supplier, we will need to determine whether it is in our best interest to continue the business relationship without a contract or to seek another supplier. If we do not have a contract with a supplier, we will attempt to establish relationships with as many suppliers in the same industry as possible in order to protect us against a particular supplier's price increases or termination of its relationship with us. We cannot assure you that our suppliers will not: compete directly with us; enter into exclusive arrangements with our competitors; or stop selling their products or components to us at commercially reasonable prices, or at all.

We will  depend on  content  providers  to provide  high  quality  content  from
reliable   sources;   failure  by  these  providers  could  result  in  customer dissatisfaction and loss of business.

     We anticipate relying on independent content providers for much of the clinical, educational and other general healthcare information that is to be provided through healthpipeline.com. We intend to enter into strategic relationships to obtain content for healthpipeline.com. Our success will depend significantly on our ability to build and maintain relationships with high quality content providers. We anticipate depending on the abilities of our content providers to deliver high quality content from reliable sources, and to continually upgrade their content in response to visitor and subscriber demand, as well as evolving healthcare industry trends. We will attempt to find high quality content providers and to establish relationships with more than one supplier in order to protect us from the risk of a content provider halting service to us or failing to provide us high quality content. Any failure by these parties to develop and maintain high quality, attractive content could (a) result in visitor and subscriber dissatisfaction, (b) inhibit our ability to convert visitors to subscribers, and (c) damage the healthpipeline.com brand name; and any of these potential problems could have a material adverse effect on our business, financial condition and operating results. Further, if content providers offer information to users or our competitors on more favorable terms than offered to us, we could become less competitive and future profit margins and prospects could be harmed.

There may be substantial sales of our common stock after the expiration of the one year "Lockup" Period which may decrease the market price of our common stock.

     Sales of substantial amounts of our common stock in the public market following this offering, or the perception that such sales will occur, could have a material adverse effect on the market price of the common stock. After the completion of this offering and prior to any warrant exercise, 3,325,000 shares of our common stock will be outstanding. Approximately 69.9% of these shares or 2,325,000 shares of the total will be shares that have been issued to officers, directors, and their affiliates in return for organizational efforts and initial capitalization of the issuer. For a period of one year, these officers, directors and affiliates will not be able to sell their stock. We intend to keep the registration statement that includes this prospectus effective for an extended period of time after we sell the securities that we are offering.

We rely on our senior management to direct our business endeavors. We anticipate the need to attract highly qualified personnel in areas of management, technical support, marketing and customer support.

     We are relying on Messrs. Jack Rubinstein, president, and R. Scott Barter, director, for guidance on our company's future. Although each individual has a large share position in our company, neither is receiving a salary nor has an employment agreement with us. Further, each of Messrs. Rubinstein and Barter has agreed to devote up to 25% of their time to our business and therefore may devote a large portion of their time to other business ventures. The loss of the services of Messers. Jack Rubinstein and R. Scott Barter and/or the failure to recruit and retain qualified managers may result in an adverse impact on the development of our business. The company has not obtained any key-man life insurance on either Messrs. Rubinstein or Barter.

     Our future  success  also  depends on our  ability to attract and retain or outsource the services of highly qualified technical, marketing, customer service and managerial personnel. Competition for such personnel is intense, and we cannot guarantee that we will be able to attract or retain enough highly qualified employees in the future. If our management is unable to hire and retain personnel in key positions, our business, financial condition and operating results could be materially and adversely affected. During the next 12 months, we anticipate hiring or contracting with a market research person/firm to conduct a market study to determine the largest recruiters of clinical trial participants and their recruitment methods. We also anticipate hiring or contracting with a technical consultant/firm to research and develop the web-enabled operational platform to best facilitate a scalable Internet application that will best suit our needs. We have estimated that the completion of our technical development and of a marketing campaign will cost several hundred thousand dollars. Payment for these services will be made out of the proceeds from this offering. In the event we do not raise sufficient proceeds from this offering or from other sources, we may not be able to complete the development of our business.

The Issuer lacked insufficient disinterested directors to ratify certain past transactions.

     Our board of directors unanimously ratified all past transactions, In some cases, fewer than two members of our three member board of directors were not interested in the transaction.





                            Use of Offering Proceeds

     The net proceeds of the offering, excluding warrant exercises, are approximately $120,000 if the minimum offering is sold and $700,000 if the maximum offering is sold, prior to warrant exercises. We expect all of our organizational and offering expenses will be paid prior to the effective date of this prospectus, including legal, accounting and other professional fees, printing costs, transfer and escrow agent fees and other related offering expenses. We presently intend to use the net proceeds in priority order as set forth in the following table. We view the first three uses of proceeds to be of virtually equal importance.


                                                                          Maximum
                                                 Phase One            (Absent Warrant
                                                  Minimum               exercises)
                                               --------------------------------------------
                                               Approximate           Approximate
                                                    Amount       %       Amount         %
                                                    ------    -----      ------      -----
Application of Net Proceeds

Conduct market research and commence
market strategy.............................       $25,000    20.8%      175,000       25%
Research Development of scalable
web-enabled platform........................        25,000    20.8%      175,000       25%

Establish strategic alliances and
recruit management team.....................        25,000    20.8%      175,000       25%

Development of highly customized feature
to our website to enable profile
generation...................................       25,000    20.8%       70,000       10%
General corporate and working capital
purposes.....................................       20,000    16.8%      105,000       15%
Total Uses of Net Proceeds.....................   $120,000     100%      700,000      100%


     We will use the estimated net proceeds of this offering allocated to general corporate and working capital purposes to fund the capital requirements associated with our growth, including, without limitation, the retention and training of personnel, the establishment of a secondary trading market for our securities and an investor relations program. We may, when the opportunity arises, use a portion, or all of the net proceeds to acquire or invest in complementary businesses, products or technologies. We may use the net proceeds to obtain the right or license to use complementary technologies, and may enter into joint ventures and strategic relationships with other companies that may expand or complement our business. Although we anticipate that we will evaluate possible acquisition candidates, we are not currently engaged in any discussions for any material acquisitions, and have no agreements, plans or arrangements with respect to any acquisition or investment.

     The foregoing represents our best estimate of the allocation of the net proceeds of the sale of the securities offered in this offering based on our contemplated operations, our business plan, and current industry conditions and is subject to reapportionment of proceeds among the categories listed above or to new categories in response to changes in our plans, regulations, industry conditions, and future revenues and expenditures. The amount and timing of our expenditures will vary depending on a number of factors, including the timing of offering receipts, changes in our contemplated operations or business plan, and changes in economic and industry conditions. We have sufficient capital to fund our day-to-day operations for the next 12 months. The level of funds we raise through this offering will determine the extent to which we pursue our projected phases of development.

                                 Capitalization

     The following table sets forth our capitalization as of December 31, 1999 and as adjusted, on a pro forma basis, to give effect to the issuance and sale by us of the securities offered hereby. The table does not assume the exercise of the class A redeemable warrants or the class B redeemable warrants. This table should be reviewed in conjunction with our December 31, 1999 financial statements and the notes thereto which are found in the "F" pages of this prospectus:

                                                                                      December 31, 1999
                                                                                      -----------------
                                                                Actual      Adjusted(1)     Adjusted(2)
                                                                ------      -----------     -----------

   Long term debt                                                 $-0-             $-0-            $-0-

   Stockholders' equity

   Preferred stock, $.001 par value, 5,000,000 shares authorized, At December 31, 1999, the number of shares outstanding is -0-

   Common stock, $.001 par value;
     20,000,000 shares authorized; 2, 325,000
   shares outstanding; if minimum sold 2,525,000
   shares outstanding; if maximum sold 3,325,000
   shares outstanding                                            2,325            2,525           3,325

     Additional paid-in capital                                425,546          545,346       1,124,546

     Class A warrants 1,000,000 outstanding
     Class B warrants 1,000,000 outstanding
     Deficit accumulated during development stage             (333,928)        (333,928)       (333,928)
     Total Stockholders' equity                                 93,868          213,868         793,868
   Total Capitalization                                        $93,868         $232,098        $793,868
_________________________________
(1)  Assumes the net  offering  proceeds  of  $120,000  from the sale of 200,000
     Units at $.60 per Unit.
(2)  Assumes  net  offering  proceeds  of  $700,000  from the  complete  sale of
     1,000,000 shares of common stock, 1,000,000 class A redeemable warrants,and
     1,000,000 class B redeemable warrants.

                                    Dilution

         The following table shows, on a pro forma basis determined as of December 31, 1999, the difference between existing stockholders and new investors purchasing securities in this offering. The pro forma number of shares consists of 2,250,000 shares actually outstanding.

                                          Maximum Offering (1)                       Total Consideration
                                                Percent                           Percent        Average Price
                                 Number        of Total         Amount           of Total          Per Share
                              -------------- -------------- ---------------- ------------------ -----------------
Present stockholders              2,325,000          69.9%         $427,796              37.9%             $0.19
                              -------------- -------------- ---------------- ------------------ -----------------
New stockholders                  1,000,000                        $500,000              44.3%             $0.50
New class A warrant holders         100,000                         100,000               8.9%             $0.10
New class B warrant holders         100,000          30.1%          100,000               8.9%             $0.10
                              ============== ============== ================ ================== =================
                       Total      3,325,000         100.0%       $1,127,796             100.0%             $0.40
                              ============== ============== ================ ================== =================

(1) This Maximum Offering table assumes the sale of 1,000,000 shares at a price of $0.50 each and the sale of 100,000 class A units at a price of $200,000 units, each unit consisting of one share at the price of $0.50 and one warrant at the price of $0.10 each and one class B unit at a price of $0.10.

                                          Minimum Offering (1)                       Total Consideration
                              ---------------------------------------------- ------------------------------------
                                               Percent                            Percent        Average Price
                                 Number        of Total         Amount           of Total          Per Share
                              ------------- --------------- ---------------- ------------------ -----------------
Present stockholders             2,325,000           92.0%         $427,796              78.1%             $0.19
                              ------------- --------------- ---------------- ------------------ -----------------
New stockholders                   200,000                         $100,000              18.3%             $0.50
New warrant holders (2)            200,000            8.0%          $20,000               3.6%             $0.10
                              ------------- --------------- ---------------- ------------------ -----------------
                       Total     2,525,000          100.0%         $547,796             100.0%             $0.22
                                 =========          =====          ========             =====              =====


(1) This Minimum Offering table is based on the sale of 200,000 units, each unit consisting of one share of common stock at the price of $0.50 and one warrant at the price of $0.10.
(2) Pursuant to the minimum offering, a unit shall consist of one share of common stock and the investor's choice of either one class A warrant or one class B warrant.

     On December 31, 1999, we had a net book value of $93,868, or $.04 per share (based on the proforma 2,325,000 shares outstanding). The net tangible book value per share is equal to the company's total tangible assets, less our total liabilities, and divided by our total number of shares of common stock outstanding. After giving effect to the maximum sale of the common stock and associated warrants at the public offering price of $0.50 per share and $0.10 per warrant, the application of the estimated net offering proceeds, the pro forma net tangible book value after the offering will be $793,868 or $0.24 per share. This represents an immediate increase in net tangible book value of $0.20 per share to existing stockholders, and an immediate dilution of $0.36 (or 18%)per share to new investors purchasing shares in this offering. After giving effect to the minimum sale of the units, consisting of common stock and associated warrants, the pro forma net tangible book value after the offering will be $213,868 or $0.09 per share. This represents an immediate increase in net tangible book value of $0.05 per share to existing stockholders, and an immediate dilution of $0.41 (or 28%)per share to new investors purchasing shares in this offering. Based on the above, the following table illustrates the per share dilution in net tangible book value per share to new investors:

                                                                     Minimum      Maximum
                                                                     -------      -------
Public offering price per share of common stock                       $ 0.50       $ 0.50
Value per share due to sale of warrants                               $ 0.10       $ 0.10
Net tangible book value per share before offering                     $ 0.04       $ 0.04
Pro-forma net tangible book value per share after offering            $ 0.09       $ 0.24
Increase per share attributed to investors in this offering           $ 0.05       $ 0.20
Net tangible book value dilution per share to new investors           $ 0.41       $ 0.36


                           Forward Looking Statements

Some  of  the  information  in  this  prospectus  may  contain   forward-looking
statements. Such statements can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate", "continue", or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "Forward-Looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus. The risk factors noted in the "Risk Factors" section and the other factors noted throughout this prospectus, including certain risks and uncertainties, could cause the actual results of the company to differ materially from those contained in any forward-looking statement.

                             Business of the Company

Company Background and History


     We are a Delaware, development stage, corporation that was incorporated in June 1997. We are presently developing our business model. During 1998, we made progress in researching and developing an online system to easily access and deliver requested information from members of the healthcare, pharmaceutical and biotechnology industries to subscribers to our site. This research focused on refining the process in which we receive the relevant information from the individual, quickly relate this information to the healthcare and/or pharmaceutical customer, and then relay back to the customer the relevant medical and pharmaceutical information he or she requested.

     We    launched    the   initial    beta-version    of   our   website   at
http:/www.healthpipeline.com in August 1999. This beta version contains the initial collection of an on-line library of current healthcare, pharmaceutical and biotechnology information. Our beta site has limited functionality and we have received very limited revenue from it through sales of advertisements. We plan to continue the development of our company through various phases.

     Our next phase of development will commence upon receipt of the minimum proceeds of this offering, although we will require funds in excess of the minimum to complete this phase. We anticipate that we will remain in this phase of development through the year 2000. This phase contemplates the refinement and commencement of our marketing strategy and the further research and development of our site's operating infrastructure. To complete the development of our web-site, we require:

     o    a  web-enabled   platform  by  which  we  can  implement  an  Internet
          application that will be scalable (capable of growing to support additional users) enough to handle hundreds or thousands of users, yet flexible enough to meet continually changing business requirements and

     o highly defined customization enabling a subscriber to specify his/her fields of interest within the entire spectrum of health, medicince, and pharmacy. Through this feature, we will be able to create a database of user profiles (a knowledgebase of subscribers) which we can market to medical research companies, companies involved in clinical trials, marketers and other sources of revenue generation.

     To refine and commence our marketing strategy, we require, among other things:

     o a market study on the largest recruiters of clinical trial participants and their recruitment methods in the hopes of tapping this potential revenue producing source upon the commercialization of our site;

     o the execution of a consumer public relations and advertising campaign to raise awareness of the site and subsequently attract visitors to the site. This campaign will include on-line and off-line activities. As a first step, we have retained Rainbow Media to act as our promotional agent. Among their activities will be arranging for media interviews and press coverage, distributing news releases, and any other activity that might raise the profile of our company and our services;

     o the execution of a business-to-business public relations and advertising campaign to attract pharmaceutical firms, pharmacy chains, medical device manufacturers, clinical trial companies, biotechnology firms and other health care marketers, as well as their advertising agencies, as advertisers and/or sponsors; and

     o the execution of an ongoing effort to build relationships with strategic organizations in the healthcare and information technology sectors. These organizations would include healthcare marketers including pharmaceutical firms, medical service companies--as well as charitable research foundations and publishers, pharmacies, clinical trial organizations, allied health-care groups, and customer media.


     It is difficult to evaluate our business and prospects. Our revenue and income potential is unproven. Our business model as well as the nature of our market is still emerging. While we plan to utilize the proceeds of this offering to develop our technical and management infrastructure, an effective marketing strategy and strategic relationships, we may never achieve or sustain profitability.


     Our Business

     Pipeline Data intends to become an on-line direct marketing agent and referral site designed to assist the healthcare, pharmaceutical and biotechnology industries to target directly a valuable and growing volume of individual consumers who have utilized our website to request specific information in the medical and healthcare arena. We are also interested in developing business concepts in all areas of health and science. We actively engage in discussions with business persons and professionals in the fields of medicine, biology, chemistry, technology and the other sciences in the hopes of developing a successful, cutting edge business to maximize the value of our company as well as our shareholders' investment in us.


     Our website, at http://www.healthpipeline.com, is being designed to target healthcare consumers, their families, friends and associates, as well as healthcare professionals. We do not anticipate significant revenue generation until the commercial launch of our website, which we do not expect to occur earlier than the second quarter of 2001. Upon commercialization of our website, we are planning to provide a range of online services, including providing access to:


          o    a  library  of  current   information   on  various   aspects  of
               healthcare, pharmaceuticals and biotechnology;

          o    personalized   information   about  specific  health   conditions
               targeted according to the medical profiles of our individual subscribers;

          o content-specific on-line communities that allow consumers to participate in real-time discussions and support networks via the web;

          o    information on and the ability to participate in clinical trials;
               and

          o    Health related books and other products.

         Our business opportunity arises from two complementary global trends. The first is the dramatic and continuing growth of the Internet as a source of information. John Sidgemore, vice chairman, MCI Worldcom Inc. and chairman, UUNET Technologies Inc., recently stated at a recent New York InfoTech Forum ,

          "There has never been a growth model like the Internet. It took 38 years to get 50 million people to listen to radio. It took the Internet four years to get that many people. The number of Internet users doubles in size every three months. That's 1,000% growth per year. This is completely new ground and it won't slow down." as quoted in Web Finance, January 31, 2000 -- Technology - Will 2000 Be the Year of Wireless? by Danielle Fugazy


         The second global trend is the re-directing of healthcare advertising expenditures from professionals to consumers through "direct-to-consumer" campaigns. In a recent (March 2, 2000) Business Wire article, Sherry Jordan, Vice President, Strategic Partnerships for the online advertising and direct marketing solutions firm L90 stated,

          "More and more companies are becoming sophisticated marketers with respect to online advertising. The Internet is an increasingly important element of their marketing mix. They are looking for innovative, strategic thinking that extends beyond basic banner advertising to customized solutions that will help them achieve their advertising objectives," Source: Online Advertising Firm L90 Expands Management Team With Three Key Hires; The Company Promotes TDI Outdoor Executive to Oversee National Sales Effort.

     We are looking to assume a successful role in the on-line health information delivery business through a unique, scalable system for creating and maintaining user profiles and, based upon these profiles, delivering targeted news and announcements via e-mail, and simultaneously cultivating a dedicated subscriber base, which we can utilize for marketing and revenue generating purposes.

     Our mission is to help health care consumers and their families gain access to pertinent information that will enable them to make better health care decisions, communicate more effectively with health care providers, and promote compliance with appropriate therapies.

     Our emerging business strategy will seek to attract visitors to our website and provide them with access to information, services and products pertinent to the medical condition that concerns either themselves, a member of their family, or one of their friends. Access to our website will be free, however we may offer premium services for a fee. The creation of premium service and the assessment of any associated fees will be based upon the market place and the marketing practices of competitors.


     While developing our website, we also will be refining our marketing strategy. We believe a significant business opportunity exists in the on-line recruitment of volunteers to participate in clinical trials and that a significant portion of our revenues can be generated from referrals fees for recruiting these volunteers. We believe that our site can provide us with the ability to recruit potential participants for clinical trials on behalf of pharmaceutical and biotechnology companies, universities, teaching hospitals, contract research organizations and site management organizations. We intend to conduct a market study on the largest recruiters of clinical trial participants and their recruitment methods in the hopes of tapping this potential revenue producing source upon the commercialization of our site. We do not anticipate any revenue generation until the commercial launch of our website, which we do not anticipate occurring any earlier than the second quarter of 2001. In the meantime, we will continue to study the best ways to tap sources with the highest revenue generation potential. We anticipate generating future revenue opportunities from multiple sources. Based upon an initial analysis of our target market, we anticipate, that our primary sources of revenues will include:



     o    lead generation fees for recruiting clinical trial participants;

     o    lead  generation  fees  charged  to   pharmaceutical   and  healthcare
          marketers; and;

     o    on-line sales of books and medical supplies.

     We anticipate that secondary sources of revenue will include:

     o    sales of website advertising and commercial sponsorships,

     o    franchising content;

     o    off-line newsletter subscriptions; and

     o    consulting services.

Business Description


     Through our Internet website, we intend to deliver a branded, integrated, web-based solution for the healthcare information needs of consumers. We envision our website, located at http://www.healthpipeline.com, to be a single point of access to electronic data interchange services, enhanced communications services, branded healthcare content and other relevant web-based offerings. We want our website to provide premium, branded content to assist consumers in making informed healthcare decisions, personalized information about specific health conditions targeted according to the medical profiles of individual consumers, and content-specific on-line communities that allow consumers to participate in real-time discussions and support networks via the web.

     We intend to be primarily a "direct-to-consumer" marketing channel with a "virtual medical and health information library" on the Internet and world wide web, that will create a high quality content destination that attracts visitors who will find the information valuable. We also intend to reach non-Internet users through newsletters, CD-ROMs, television and other vehicles.

     Our website is being developed to serve the consumer demand for top-quality, comprehensive information on specific medical topics. Our primary target audience consists of health care consumers and their families, who are facing acute and/or chronic, long-term medical conditions and who are looking for detailed information about particular illnesses, the latest treatments, drug-related and other therapies, as well as the management of side effects.

     Our content is presented in English and can be easily translated into other languages to expand the market opportunity. Our research, development and market exploration leads us to various opportunities that we might seek to grow, if management determines that the opportunity is a meaningful and potentially successful one.


The Overall Market Opportunity

     Our overall market opportunity arises from two complementary global trends. The first is the dramatic continuing growth of the Internet as a source of information. The second is the redirecting of healthcare advertising expenditures from professionals to consumers through direct-to-consumer campaigns.

We believe that the following specific key trends increase demand for our services:

     o    Continuing Penetration of Computers and Modems in the Home:


     An increasing percentage of computer owners also own modems, which are being pre-installed in a growing number of new computers. Currently, over 51 million U.S. households have personal computers; over 75 million people use the Internet; at least 12 million new people sign on to the Internet each year; the median household income for US web "surfers" is approximately $65,000 per year; the web is one of the fastest and least expensive forms of marketing and customer service; and consumers are increasingly turning to the WWW to locate and purchase goods and services. (Source: Information Developers, Web Site Solution Provider -http://www.infodevelopers.com/Q&A.htm.) We believe that this growth has been accompanied by increasing use of computers for communications such as facsimile transmissions and electronic mail.


     o Growth of the Informational and Commercial Applications and Resources of the Internet:

     Use of the Internet has grown rapidly since commercialization in the early 1990s. An increasing number of servers and websites are being connected to the Internet, making available educational and healthcare text, graphics and audio and video information which may be accessed by consumers. Traditional and emerging Internet applications, including electronic mail and the Internet, are also increasing in popularity. Internet use is also being promoted by the development of user-friendly navigation and search tools designed to simplify consumer access to the Internet's resources.

     o    Increasing Demand for Healthcare Information:

     We believe that demand for healthcare information and services is increasing as the "baby boomer" generation reaches its peak healthcare consuming years. Consumers are assuming greater responsibility for their healthcare decisions, seeking more information when choosing a health plan, doctor or treatment. Significantly, there is also a growing propensity towards "self-help" in regard to healthcare. According to The New York Times, the number of health-related websites on the Internet has grown significantly, reflecting increased consumer demand for information to help them make more informed choices about their own care.


     In light of the spectacular growth of the Internet over the last few years, estimates of the number of Internet users vary widely. In February 1999, On Wall Street carried the following opinion.

          "There's certainly no denying the growth of the Internet and Internet-related advertising and commerce. There will be 320-million Internet users worldwide by 2002, compared to less than 70-million in 1997. Worldwide transactions on the Internet are predicted to reach $426 billion, up from $12 billion." From:
          Introducing the PWE Ratio --Price to Wildest Expectations: It explains the ridiculous rise in Internet stock prices by David W. Tice -- On Wall Street February 01, 1999


     With tens of thousands of new users and thousands of new websites added to the fold each day, accurate demographic profiles are difficult to derive. Nevertheless, certain trends have been established. In particular, it has been noted that health and medical issues are among the most important to Internet users as a whole. From studies reviewed by us, it appears that health and medical information is one of the fastest growing areas of interest on the Internet.


            "An estimated 25.5 million people will go online to search 20,000 health-related web sites for information this year."
            Source:  E-Healthcare Connections Journal -- Fall 1999 Volume
            2. "Each month, thousands of new health-related web sites come online, even as millions of consumers rush headlong onto the Net in search of healthcare information and self-care empowerment. Keeping up with the revolution is a growing challenge." Source: March 11, 2000


         According  to  Media  Metrix,  an  independent  web  research  company, healthcare-related content was the second most popular subject of web-based information retrieval searches in 1997. According to Cyber Dialogue, an independent research company, approximately 70% of the persons searching for health and medical information on the Internet believe the Internet empowers them by providing them with information before and after they go to a doctor's office. Cyber Dialogue also indicates that during the 12-month period ended July 1998, approximately 17 million adults in the United States searched on-line for health and medical information, and approximately 50% of these individuals made off-line purchases after seeking information on-line. Furthermore, Cyber Dialogue estimates that the number of adults in the United States searching for on-line health and medical information will grow to approximately 30 million in the year 2000, and they will spend approximately $150 billion for all types of health-related products and services off-line. Accordingly, we believe that healthcare and pharmaceutical companies will increasingly attempt to influence consumer spending decisions through on-line advertising. An independent research company, Jupiter Communications, estimates that expenditures for on-line health and medical advertising will grow to approximately $265 million by 2002.

The Market Niche Opportunity

         The traditional physician/patient relationship has been usurped by having to use physicians and specialists dictated by increasingly restrictive medical plans. In addition, more physicians work in large compartmentalized offices and don't have the time, inclination or incentive to develop long term patient relationships. Taken together, these factors are causing an ever-growing number of consumers to take greater responsibility for their own health-related decisions. As such, this particular group forms an important target market for pharmaceutical and healthcare marketers - hence the increase in direct to consumer programs

     An independent research company, Jupiter Communications, estimates that expenditures for online health and medical advertising will grow to approximately $265 million by 2002. As would be expected, a rapidly growing number of these consumers (i.e., potential "direct to consumer" targets) are logging on to the Internet to seek information that will help them to address the health problems that impact their families and themselves.


     Despite the attractiveness of "targeted marketing," i.e., when advertisements are directed to exactly those users most likely to respond, most current Internet advertising employs two very different forms of delivery: graphic advertisements on websites, and text promotions via e-mail. Graphic advertisements on websites most commonly occur as "banners" placed at the top of a page on the web. Banner advertising has a number of significant disadvantages: advertisers must fit their message, including all text and graphics, in a relatively small space; and most users of the web have become so immune to banner advertising that banners often go entirely unnoticed. Yet advertisers are charged for each "impression" they receive.

     Those marketers looking to deliver an extended advertisement or promotion directly to the consumer have sometimes turned to direct e-mail. Though, in most forms, it cannot accommodate graphics, an e-mail message sent directly to an Internet user can contain any amount of text and can speak directly to that user. Unfortunately, direct e-mail marketing has most frequently taken the form of bulk unsolicited e-mailing, in which messages have been sent to all names on a purchased list of e-mail addresses, typically obtained without the explicit consent of the addressees.

     There is, however, an alternative to mass unsolicited mailings, which involves an aspect of "push technology" - wherein a user notifies a list server of those subjects that interest him or her, and the list server filters all potential messages and delivers to the user only those that fit the relevancy criteria - but it is still being employed on only a relatively small scale. The e-mail alternative to mass unsolicited mailings is referred to as an "opt-in" scheme, whereby a user voluntarily submits his or her e-mail address to a list that promises to deliver messages to the interested user. Marketers then deliver their promotions only to those lists which are appropriate, and all users can opt-out of a given list at any time, thus eliminating the possibility of unwanted messages.




The Internet Site


     We launched the initial beta-version of our Internet site at http://www.healthpipeline.com in August 1999. We have been designing our Internet site from the ground up with the healthcare consumer in mind. The objective is to develop an empowered consumer who achieves improved health. The site will strive to provide "one-stop shopping" for customer healthcare, pharmaceutical and medical information. The vast majority of services are provided free to the visitor.


     We anticipate that all information and services will be organized into approximately 50 different medical disease and condition topics. Some of the topics include: attention deficit disorder, AIDS, allergies, Alzheimer's disease, arthritis, asthma, breast cancer, bronchitis, colorectal cancer, depression, diabetes, erectile dysfunction, headache/migraines, heart disease, infertility, lung cancer, melatonin, menopause/osteoporosis, obesity, hypertension, pregnancy, prostate cancer, sleep disorder, spinal cord injury, sexually transmitted diseases, stress and strokes. Additional linked sections will be added in the future.

The Service


     We are developing an "opt- in" e-mail delivery service covering the entire spectrum of health, medical,and pharmaceutical interests. All that a potential subscriber will need for this free service is a valid e-mail address. A new subscriber will create his or her user profile through either a web-based interface, or through an e-mail or paper-based questionnaire. This profile is essentially a list of all topics that the visitor or subscriber is interested in receiving information about chosen from an extensive universal list. These profiles, which could be updated at any time through the web, determine the information the users will receive via e-mail.

     Using this approach to direct e-mail, we will be able to send subscribers capsulized news and promotional items dealing with their respective areas of interest. Subscribers will then have a convenient way of accessing additional details on each of these items. While we have not completed our sales and marketing strategy, we anticipate charging advertisers/marketers not for distribution of their capsulized news items, but rather for each subsequent subscriber request for additional information. To solicit advertisers, we are considering utilizing the outsourcing services of on-line advertising agencies such as Doubleclick.com. Part of the proceeds from this offering will be utilized to complete a market study of the industry and of how to successfully position our company within it.

     We intend to provide access to the service on a 24 hour a day, seven days a week basis through various communications line providers. While certain aspects of a site can be operated by autoresponders, individuals will be required to oversee administrative and technical aspects of our operations. Part of our proceeds will be utilized to determine the most highly scalable, flexible and cost effective way of running our site. Our test model contemplates outsourcing the majority of our operating infrastructure, such as the hosting of our system infrastructure and database servers. We will also survey the benefits of hiring staff to maintain our site and seeking affiliate and/or co-branding relationships with other medical sites and seeking outside consultation services from technical product and service providers, like Computer Associates.

     In addition to expanding the business relationships in the healthcare and medical information field, we see significant future opportunities by using the service to help with drug compliance programs and e-commerce.

Under Development

     We need to continue the research and development of our website in order to bring it from the beta phase to full commercialization. To accomplish this goal, we need to develop:

     o    a  web-enabled   platform  by  which  we  can  implement  an  Internet
          application that will be scalable (capable of growing to support additional users) enough to handle hundreds or thousands of users, yet flexible enough to meet continually changing business requirements; and

     o a highly defined customization feature to our website, which will enable a subscriber to specify his fields of interest within the entire spectrum of health, medicine, and pharmacy. Through this feature, we will be able to create a database of user profiles (a knowledgebase of subscribers) which we can market to medical research companies, companies involved in clinical trials, marketers and other sources of revenue generation.

Initial Business - Tapping sources of Revenue Generation

     We do not anticipate significant revenue generation until the commercial launch of our website, which we do not expect to occur within the next 12 months. In addition to developing our website, our present stage of development contemplates developing our market strategy. Part of this exercise is to study the most effective ways to tap sources with the highest revenue generation potential. We believe a significant business opportunity exists in the on-line recruitment of volunteers to participate in clinical trials. We also believe that our site can provide us with the ability to recruit potential participants for clinical trials on behalf of pharmaceutical and biotechnology companies, universities, teaching hospitals, contract research organizations and site management organizations. We intend to conduct a market study on the largest recruiters of clinical trial participants and their recruitment methods in the hopes of tapping this potential revenue producing source upon the commercialization of our site. We anticipate generating future revenue opportunities from multiple sources.


Primary Revenue Sources

     o    Revenue generated by leads for clinical trial participants.


          We believe a significant business opportunity and source of revenue exists in the on-line recruitment of volunteers to participate in clinical trials. The speed with which clinical trials can be completed is significantly affected by the rate at which participants are enrolled. We believe the inability to recruit a sufficient number of patients in a timely manner is a recurring problem and one of the most frequent causes of clinical trial delays, as well as a major cost for clinical research sponsors. We believe that our site can provide us with the ability to recruit potential participants for clinical trials on behalf of pharmaceutical and biotechnology companies, universities, teaching hospitals, contract research organizations and site management organizations. We believe that revenue generating opportunities could be cultivated by entering into contracts with these types of organizations. Revenue of this type may consist of annual fees paid by organizations to recruit on our site and fees based on the number of volunteers recruited from our site who meet the general criteria for a trial and who are accepted into a study. We have not had any revenue from clinical trial recruitment to date and do not currently have any contractual arrangements that provide us with revenue for clinical trial recruitment.


     o    Lead generation fees charged to pharmaceutical and  healthcare/medical
          marketers  (of  services  products,   books,   drugs,   magazines  and
          articles).


          We plan to pursue relationships with pharmaceutical and healthcare/medical marketers. We believe that we will be able to deliver to these companies a highly-motivated, interested and targeted subscriber base that allows these companies an opportunity to provide product information, products and services to this audience. We anticipate that the advertiser/marketer would pay an annual fee for having access to our subscriber base. In order to attract subscribers to our database, we are considering the inclusion of various services such as on-line compliance programs that take advantage of the interactive features of the Internet to improve patient compliance with prescribed therapies, on-line "chat" capabilities and sponsored healthcare forums in our website, and hyperlinks to selected Internet sites covering different medical topics of interest. Presently our test beta site contains hyperlinks to selected Internet sites covering different medical topics of interest.


     o    On-line sales of books and medical supplies.

          We are considering the development of e-commerce operations to address the increasing number of consumers who we believe are interested in buying health-related products over the Internet. Currently, we have contractual relationships with Amazon.com, Barnesandnoble.com and Egghead software pursuant to which we will refer users to their sites where subscribers can buy their products. In return, these on-line companies will pay us a referral fee based on the sales price. We have begun to derive only negligible revenue from Amazon.com for referring users to its site. We plan to pursue additional relationships upon the commercialization of our website. We anticipate that relationships of this sort could cause us to recognize revenues from sales as made or access fees generally over the term of the contract. Depending on our initial success or failure of these sales, we also may offer, over our website, pharmaceuticals, over-the-counter drugs, vitamins, responsible natural products, durable medical equipment, CD-ROMs and other medical products and supplies. Secondary Revenue Sources

     o    Sales of website advertising and commercial sponsorship.

          We believe that open access to the Internet and the rapidly increasing number of Web users have resulted in the emergence of the Web as a potent new medium for advertising. We believe the effectiveness of Internet advertising is not proven and the success of business models relying principally on advertising revenue is uncertain. However, to the extent that Internet advertising and related business models prove successful, we believe our site is being designed to generate advertising revenue opportunities because of its interactivity, flexibility, targetability and measurability. In particular, we believe our site will be designed to enable advertisers to reach large consumer audiences and target advertisements to specific regional populations, specific consumer audiences or selected individuals. Our site is designed to display "banner" advertisements that allow consumers to link directly to the advertiser's Web site. We plan to market banner advertising on our site to traditional advertisers, such as pharmaceutical companies, medical device manufacturers and other healthcare companies. We plan to pursue advertising contracts under which we guarantee a minimum number of user "impressions," which are the number of times that an advertisement is displayed on the screen of our users, to be delivered over a specified period for a fixed fee. Revenues of this type are also generated based on the number of visitors to our sites or the number of visitors who "click through" our site to the sponsor's site. Currently, our beta site contains one banner advertisement from which we derive no revenue.

          A potential revenue generating source which we have seen other medical sites utilize is to provide hospital sponsors with exclusive access to an audience of potential consumers located in the geographic area, defined by zip code, served by the hospital. When developed, our site could provide each hospital sponsor with its own Web page on our site, which may feature an image of the hospital, a description of its services and facilities, directions to the hospital and a link to its Web site, if one exists, or other promotional content provided by the sponsor. The sponsor could be given the opportunity to provide consumers free medical information and exposure to the sponsor's own doctors. When visitors enter our site for the first time they will be requested to provide their state and zip code information. Each time after the initial visit that the user visits our site, our site would automatically identify the applicable sponsor hospital, delivering the sponsor's marketing message directly to the user's screen. Revenue of this type would be generated by a flat annual fee potentially based on the number of consumers in the sponsor's market, the scope of geographic exclusivity, the number of zip codes purchased, or the competitiveness of the hospital's market.


     o    Patient Association

          We want to implement a service that will provide links to patient associations involved with the medical conditions covered in the various topics. A detailed introduction to the association will be provided. Through these links, a subscriber will have access to membership information, additional material on the medical topic, and products and services offered by the association.

          We intend to negotiate content and marketing agreements with a number of non-profit patient support organizations. The agreements will provide for sharing of medical information, sales of videotapes, books and other products, on-line donation and membership registration for conferences and association services; all via our proposed secure transactions area. Generally, these agreements will provide that we will be paid a referral fee based on a percentage of the purchase price of items sold through our on-line book or medical supply stores, or other payments made to the organization plus credit card processing charges.


          o    Franchising content:


          We intend our website to contain an extensive database of healthcare information, including licensed content addressing specific diseases and medical issues; a medical encyclopedia; a pharmacy reference, including information licensed from the US Pharmacopoeia database; information relating to self-help groups; and numerous articles from prominent healthcare periodicals such as The New England Journal of Medicine and the Journal of the American Medical Association. Our beta test site includes this material to a limited extent as well as links to many of the healthcare periodicals but does not yet contain proprietary content or outsourced summaries.We are considering the feasibility of approaching pharmaceutical firms, pharmacy chains, and other companies in related fields and offer to license our database content. We would charge a license fee on a per visitor basis.


          o    Off-line newsletter subscriptions


          Stepping outside of the Internet, there are thousands of consumers and their families who desire to obtain the same quality of information organized into specific topics - but who do not have Internet access. To service this "off-line" demand, we are determining the feasibility of publishing off-line newsletters. Our management believes that it will have enough content to publish a quarterly or even bi-monthly issue on most topics that are included on the website. Our newsletter would be distributed through support group channels, medical supply and pharmaceutical company marketing programs.


          o    Consulting services.

          We are developing plans to utilize the knowledge gained from the design, production and marketing of our web-site to provide consulting services to other non competitive web-sites.

          Whether we can generate revenues or be able to operate profitably will depend, among other things, on our ability to achieve the following objectives, in order to:

          o successfully complete the development and commercialization of our website;

          o successfully target revenue generating sources and enter into contractual arrangements with these sources;

          o attract a large number of clients to our website and have them join our subscriber lists;

          o    successfully implement our marketing strategy;

          o    respond effectively to competitive pressures;

          o    continue to develop and upgrade our technology;

          o    attract, integrate, retain and motivate qualified personnel;

          o    effectively   execute  our  plan  to  develop  additional  online
               content, applications and products;

          o    respond effectively to increased business operation demands; and

          o    access additional necessary funding.

          We may be unable to accomplish one or more of the above, which could cause our business be unsuccessful. In addition, accomplishing one or more of the above could be very costly, which could harm our financial results. Note that we do not believe that the failure of one revenue stream will cause our business to be unsuccessful. Rather, we intend to diversify our sources of revenue generation as an attempt to safeguard against one unsuccessful venture. We cannot assure you that this strategy will be successful.


Our Developing Marketing Strategy

     In addition to market and revenue feasibility studies, our marketing strategy has two components. First, we intend to execute a consumer public relations and advertising campaign to raise awareness of the site and subsequently attract visitors to the site. This campaign will include on-line and off-line activities. As a first step, we have retained Rainbow Media to act as our promotional agent. Among their activities will be arranging for media interviews, press coverage, distributing news releases, and any other activity that might raise the profile of our company and our services. Second, we intend to conduct a business-to-business public relations and advertising campaign to attract pharmaceutical firms, pharmacy chains, medical device manufacturers, clinical trial companies, biotechnology firms and other health care marketers, as well as their advertising agencies, as advertisers and/or sponsors.


     We also intend to build relationships with strategic organizations in the healthcare and information technology sectors. These organizations would include healthcare marketers including pharmaceutical firms, medical service companies, charitable research foundations and publishers, pharmacies, clinical trial organizations, allied health-care groups, and customer media. These relationships are expected to result in long-term partnerships.

     We also intend to place advertising banners on various Internet web search engines, such as Yahoo, WebCrawler, America Online's NetFind, Excite, Lycos, Alta Vista and several others. In addition, we intend to post messages to news groups to promote the site to potential visitors and subscribers to our website on the Internet. We also hope to reach agreements with the syndicated medical television shows, to co-brand the shows and the sites and co-market both companies to advertisers and marketers.

Dealing With Competition


     The market for healthcare information services is intensely competitive, rapidly evolving and subject to rapid technological change. Many of our competitors have greater financial, technical, product development, marketing and other resources than we have. These organizations may be better known and have more customers than us. We may be unable to compete successfully against these organizations.

     Many of our competitors have announced or introduced Internet strategies that will compete with our proposed applications and services. We have many competitors, including:

          o healthcare information software vendors, including McKesson HBOC and Shared Medical Systems Corporation;

          o healthcare electronic data interchange companies, including ENVOY Corporation and National Data Corporation;

          o    large  information   technology   consulting  service  providers,
               including Andersen Consulting, International Business Machines Corporation and

     Electronic Data Systems Corporation; and small regional organizations.

     In addition, we expect that major software information systems companies and others specializing in the healthcare industry will offer competitive applications or services. Some of our large customers may also compete with us. We will also compete for subscribers, consumers, content and service providers, advertisers, sponsors and acquisition candidates with the following categories of companies:

          o online services or web sites targeted to the healthcare industry and healthcare consumers

          o    generally,   including   medscape.com,   pol.net,   ivillage.com,
               medcareonline.com, mediconsult.com, betterhealth.com, drkoop.com, onhealth.com, healthcentral.com, and thriveonline.com;

          o    publishers  and   distributors  of  traditional   offline  media,
               including those targeted to healthcare professionals, many of which have established or may establish web sites;

          o general purpose consumer online services and portals which provide access to healthcare-related content and services;

          o public sector and non-profit web sites that provide healthcare information without advertising or commercial sponsorships;

          o    vendors  of   healthcare   information,   products  and  services
               distributed through other means, including direct sales, mail and fax messaging; and

          o web search and retrieval services and other high-traffic web sites.

Sources

     This prospectus includes statistical data regarding the Internet industry. This data has been taken or derived from information published by sources including Media Metrix Inc., Cyber Dialogue Inc. and Jupiter Communications, media research firms specializing in market and technology measurement on the Internet; as well as International Data Corporation, a provider of market and strategic information for the technology industry. Although we believe that the data are generally indicative of the matters they touch upon, this type of data can be by nature imprecise, and so investors are cautioned not to place undue reliance on such data.

Systems And Technology

     In order to support our anticipated growth, we plan to engage in projects to enhance our information systems.

Staff

     As of December 31, 1999, we had 1 full-time employee and 3 part-time employees. Our employees are not represented by any labor union, and we consider our relationship with them to be good.

Industry Wide and Systemic Risks

     While we believe that an "opt-in" healthcare-based consumer web site offers exciting business potential, we are faced with several risks peculiar to the Internet, and also more general in nature. These are discussed below. Infrastructure, Operations and Technology

     Our operations will depend upon the capacity, reliability and security of our computer system infrastructure. We currently have limited system capacity and will be required to continually expand our system infrastructure to accommodate significant numbers of users, visitors and subscribers, and the increasing amounts of information such users may wish to access. Expansion of our system infrastructure will require substantial financial, operational and management resources. In addition, we will be dependent upon (a) web browsers and third party Internet and on-line service providers for access to our services, (b) hardware suppliers for prompt delivery, (c) installation and service of computer equipment used to deliver our services, and (d) on-line content providers to provide current up-to-date healthcare information for use by consumers.

We Are Unable To Accurately Forecast Our Revenues

     As a result of the limited operating history of our Internet operations and the emerging nature of the markets in which we intend to compete, we are unable to forecast our revenues with any degree of certainty. We expect expenses to increase significantly in the future, as our business continues to incur significant sales and marketing, product development and administrative expenses. The success of our business depends on our management's ability to increase revenues to offset expenses. We cannot guarantee that we will be able to generate sufficient revenues to offset operating expenses, or that we will be able to achieve or maintain profitability. We may also need to raise additional capital through additional securities offerings to fund the marketing and administration of our services. However, we cannot guarantee that we will be able to raise additional capital on favorable terms, if at all.

We Face Intense Competition Associated With Technological Change

     The market for our service is characterized by rapidly changing technology and evolving industry standards, often resulting in short product life cycles and even product obsolescence. Accordingly, our ability to compete will be dependent on our ability to establish a market presence for healthpipeline.com and establish our service in the marketplace in a timely manner, and we must continually enhance and improve our website offerings and develop and market new products and services. There can be no assurance that we will be able to successfully enhance our products or develop new products, or that competitors will not develop technologies or products that render our products and/or services either less marketable or even obsolete.

     The market we intend to enter is characterized by intense competition and an increasing number of new entrants who have developed, or are developing, products and services that may compete with us. Many of the competitors will be larger and better-financed than we are. We will face competition from numerous sources, including other on-line health information services and Internet service providers. It is our belief that competition will be based primarily on ease of use, range and quality of features (including communications capabilities and content), as well as price and, subsequently, we believe that the specific on-line functionality of healthpipeline.com will provide us with a competitive advantage.

     According to our own research, there are over 7,500 medical and health information sites on the world wide web; however, only a small percentage of these sites are regularly managed and updated. Included among these websites are Intellihealth, a site developed jointly by Aetna U.S. Healthcare and Johns Hopkins University; Medscape, operated by Medscape, Inc.; PharmInfoNet, operated by VirSci Corporation; HealthAnswers, operated by Orbis Broadcast Group and MediConsult.com as well as additional sites operated by the Mayo Clinic, Avicenna, Sapient Health Network, Global Medic and HealthGate. Recent And Continuing Publicity

     Companies engaged in Internet activities have received, and may continue to receive, a high degree of media coverage, including coverage that presents inaccurate or incomplete investment-related information and forward-looking statements that involve numerous risks and uncertainties. Prospective investors should not rely on any information other than the information set forth in this prospectus in making a decision to purchase the common stock or warrants. Our actual results could differ materially from those stated in any forward-looking statements as a result of numerous factors, including those set forth in the "Risk Factors" section and elsewhere in this prospectus.

     The trading price of our common stock and/or warrants could be subject to fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new services or products by us or our competitors, changes in financial estimates by securities analysts, the operating and stock price performance of other companies, general economic conditions and other events or factors. In addition, equity securities of technology companies generally and Internet-related companies in particular have shown marked volatility. Such volatility has included rapid and significant increases in the trading prices of certain Internet companies to levels that do not bear any reasonable relationship to the operating performance of such companies, as well as large interday swings in the trading prices of such securities. Extreme volatility can also produce large price decreases, as well. These fluctuations may materially affect the trading price of our common stock and/or warrants and, consequently, we cannot guarantee that investors will be able to sell their common stock and/or warrants at or above the initial public offering price. In the past, following periods of volatility in the market price for a company's securities, shareholders have often instituted securities class action litigation. Such litigation could result in substantial costs and the diversion of our management's attention and resources, which could have a material adverse effect on our business, financial condition and operating results.

Adoption Of The Internet As An Advertising Medium Is Uncertain

     We expect to derive a portion of our revenues from advertising on the healthpipeline.com website. However, we have not earned any advertising revenue to date, and we cannot guarantee that we will be able to generate significant advertising revenues in the future. No standards have been widely accepted to measure the effectiveness of advertising on the Internet, and if such standards do not develop, existing advertisers may not continue their current level of Internet-based advertising, and those advertisers who have traditionally relied upon other advertising media may be reluctant to advertise on the Internet. Advertisers who already have invested substantial resources in other advertising methods may be reluctant to adopt a new strategy. Consequently, our business could be adversely affected if the market for Internet advertising fails to develop or develops more slowly than expected. Our Services Are New And The Industry Is Evolving

     Investors should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by development stage companies, particularly companies in the new and rapidly evolving Internet market. To be successful in this market, we must, among other things:

          o    Develop  and  introduce   functional   and   attractive   service
               offerings;

          o    Attract and maintain a large base of subscribers and consumers;

          o Increase awareness of our brand and develop subscriber and consumer loyalty;

          o Provide subscribers with desirable services and compelling, original content at attractive prices;

          o Establish and maintain strategic relationships with service and content providers;

          o Establish and maintain relationships with healthcare sponsors, marketers, advertisers and their advertising agencies;

          o    Respond to competitive and technological developments;

          o    Build an operations structure to support our business; and

          o    Attract, motivate and retain qualified personnel.

     We cannot guarantee that we will succeed in achieving these goals, and failure to do so could have a material adverse effect on our business, prospects, financial condition and operating results.

     The Internet market is still at an early stage of development, rapidly evolving and characterized by an increasing number of market entrants who have introduced or developed competing products and services. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because of this, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our services will develop or that demand for our services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, our business, financial condition and operating results could be materially and adversely affected.

Market Acceptance Of Our Services Is Uncertain

     We cannot guarantee that participants in the healthcare and pharmaceutical industry will accept our services, or even accept the Internet itself, as a replacement for traditional sources of these services. Market acceptance of our services will depend upon continued growth in the use of the Internet as a source of communications and information services for the healthcare and pharmaceutical industry. Storage Of Personal Subscriber Information

     It is our policy not to disclose willfully any individually identifiable information about any of our visitors or subscribers to a third party without consent, and we intend to have a privacy policy statement displayed on the healthpipeline.com website. However, despite this policy, if hackers were able to penetrate our network security, or otherwise misappropriate personal information or credit card information supplied by our visitors and/or subscribers, we could be subject to liability. Such liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. Liability could also include claims for other misuses of personal information, such as for unauthorized marketing purposes, which could involve us in litigation. In addition, the Federal Trade Commission
(FTC) and state governmental bodies have been investigating certain Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced, or if the FTC and/or other regulatory bodies chose to investigate our privacy practices.

We May Experience System Failures

     To be successful as an on-line service, we must be able to operate our website 24 hours a day, seven days a week, without interruption. Almost all of our communications and information services are provided through third party service and content providers. We do not maintain redundant systems or facilities for our services. To operate without interruption, our service and content providers must guard against:

          o    Damage from fire, power loss and other natural disasters;

          o    Communications failures;

          o    Software and hardware errors, failures or crashes;

          o    Security  breaches,   computer  viruses  and  similar  disruptive
               problems; and

          o    Other potential interruptions.

     We cannot guarantee that periodic system interruptions will not occur. Any significant interruptions to our services, or an unacceptable increase in response time to any visitor and subscriber queries, could result in a loss of potential or existing subscribers, strategic partners or advertisers and sponsors and, if sustained or repeated, could reduce the attractiveness of our website to such parties.

     From time to time, our website may be required to handle a high volume of traffic and deliver frequently updated information. At such times, the website may experience slower response times or even system failures, due to increased website traffic, or for a variety of other reasons. We will also depend on content providers to provide information and data feeds on a timely basis. If our content providers fail to receive or transmit, or delay the transmission or receipt of, this information, our website could experience disruptions or interruptions in service. In addition, in order to access our website, our subscribers and consumers depend on Internet Service Providers (ISPs), On-line Service Providers (OSPs) and even other website operators. Each of these service providers has experienced significant outages in the past and could experience outages, delays and other difficulties in the future, due to system failures unrelated to our systems. Moreover, the Internet infrastructure may not be able to support continued growth in our use. Any significant interruption in our operations, even those caused by events that are beyond our control, could have a material adverse effect on our business, financial condition and operating results.

We Could Be Liable For Information Retrieved From Our Website

     We may be  subject  to  third  party  claims  for  defamation,  negligence, copyright or trademark infringement, based on the nature and content of information supplied on our website by us or third parties, including our content providers. These types of claims have been brought, sometimes successfully, against on-line services in the past. Also, content that may be accessible through our website, or via third party websites linked to the healthpipeline.com website could also subject us to certain legal actions. For example, claims could be made against us if material deemed inappropriate could be indirectly accessed through our website, or if a visitor and/or subscriber relies on healthcare information accessed through our website to their detriment. Even if such claims do not result in liability to us, we could incur significant costs in investigating and defending such claims, or in the implementation of measures to reduce our exposure to such liability. Any insurance we may have may not cover potential claims of this type, or may not be adequate to cover all costs incurred in defense of potential claims, or may not indemnify us for all or any liability that may be imposed.

We Must Protect Our Intellectual Property

     There can be no assurance that we will be able to secure and protect trademark and/or service mark registrations for our marks, or that third parties will not infringe upon or misappropriate our intellectual property. In addition, the global nature of the Internet makes it impossible to control the ultimate destination of our services, and effective copyright and trademark protection may be limited or even nonexistent in certain foreign countries. It is possible that third parties will adopt product or service names similar to ours, thereby impeding our ability to build brand identity, which could possibly lead to customer confusion and loss of brand loyalty.

     We may be subject to litigation for claims of infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. If other parties file applications for marks used or registered by us, we may have to oppose those applications and participate in administrative proceedings to determine priority of rights to any mark, which could result in substantial costs to us, due to the diversion of management's attention and the expense of such litigation, even if we eventually obtain a favorable legal outcome.

We May Not Be Able To Prevent Internet Security Breaches

     The difficulty of transmitting confidential information securely on-line has been a significant barrier to conducting electronic commerce and engaging in sensitive communications over the Internet. We will rely on browser-level encryption, authentication and certificate technologies, to provide the security and authentication necessary to effect secure transmission of e-mail all of which are licensed from third parties. However, we cannot guarantee that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of our security measures. Any party who is able to circumvent our security measures could misappropriate proprietary information or confidential communications, or cause interruptions in our operations. We may be required to spend significant capital and other resources to protect our service against the threat of such security breaches, or to alleviate problems caused by such breaches.

We May Be Subject To Government Regulation:

     By the Federal Communications Commission (the "FCC")

     At present, there are few laws or regulations that specifically regulate communications or commerce on the Internet; however, future laws and regulations may address issues such as on-line content, user privacy, and pricing and quality of products and services. As an Internet service provider, we are not currently subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally. In a report to Congress adopted on April 10, 1998, the Federal Communications Commission reaffirmed that Internet service providers should be classified as unregulated "information service providers" rather than regulated "telecommunications providers" under the terms of the Telecommunications Act of 1996, as amended.

     This finding is important because it means that we are not subject to regulations that apply to telephone companies and similar carriers. We also are not required to contribute a percentage of our gross revenues to support "universal service" subsidies for local telephone services and other public policy objectives, such as enhanced communications systems for schools, libraries and certain health care providers. Although there can be no assurance, the Federal Communications Commission action may also discourage states from separately regulating Internet service providers as telecommunications carriers or imposing similar subsidy obligations.

     Nevertheless, Internet-related regulatory policies are continuing to develop, and it is possible that we could be exposed to regulation in the future. For example, in the same report to Congress, the FCC stated its intention to consider whether to regulate voice and fax telephony services provided over the Internet as "telecommunications" even though Internet access itself would not be regulated. In addition, several telecommunications carriers are seeking to have Internet telecommunications regulated by the FCC in the same manner as other telecommunications services. Because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure in many areas, local exchange carriers have petitioned the FCC to regulate ISPs and OSPs in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs.

     Also, Internet user privacy has become an issue both in the United States and abroad. Current United States privacy law consists of a few disparate statutes directed at specific industries that collect personal data, none of which specifically covers the collection of personal information on-line. We cannot guarantee that the United States or foreign nations will not adopt legislation aimed at protecting on-line privacy. Any such legislation could affect the way in which we are allowed to conduct our business, especially those aspects that involve the collection or use of personal information and, as a result, such legislation could have a material adverse effect on our business, financial condition and operating results. Moreover, it may take years to determine the extent to which existing laws governing issues such as property ownership, libel, negligence and personal privacy are applicable to the Internet.

     By Healthcare Agencies

     Currently, our operations are not regulated by any healthcare agency. However, Congress is likely to consider legislation that would establish uniform, comprehensive federal rules about an individual's right to access his own or someone else's medical information. This legislation would likely define what is to be considered "protected health information" and outline steps to ensure the confidentiality of this information. The proposed Health Information Modernization and Security Act would provide for establishing standards and requirements for the electronic transmission of health information.

     Furthermore, the healthcare industry in general is subject to extensive, stringent and frequently changing federal and state regulation, which is interpreted and enforced by regulatory authorities with broad discretion. Among other things, these regulations govern the provision of healthcare services and the marketing of medical devices. These regulations generally predate the development of products and services such as those we intend to offer on our website, and we are therefore not certain how the application and enforcement of such regulations might affect our business or our services. However, certain of the statutes governing the provision of healthcare services could be construed by regulatory authorities to apply to our proposed business activities. Consequently, there can be no assurance that regulatory authorities do not or will not deem our business activities to constitute the unlicenced practice of medicine.

We Are Subject To Risks Associated With Possible Acquisitions

     Our management regularly evaluates acquisition opportunities and, as a result, may engage in acquisition discussions, may conduct due diligence activities in connection with possible acquisitions, and, where appropriate, may engage in acquisition negotiations. Any completed acquisition would involve numerous risks, including difficulties in assimilating operations, services, products and personnel of the acquired company, the diversion of our management's attention from other business concerns, entry into markets in which we have little or no prior experience, the potential loss of key employees, and our inability to maintain subscribers or goodwill of the acquired businesses. In order to grow the business, our management may continue to acquire businesses that it believes are complementary. Successfully implementing this strategy depends on our management's ability to identify suitable acquisition candidates, acquire companies on acceptable terms, integrate their operations and technology successfully with ours, retain existing subscribers and maintain the goodwill of the acquired business. We are unable to predict whether or when any prospective acquisition candidate will become available, or the likelihood that any acquisition will be completed. There are not, as of the effective date, any pending acquisitions.

Our Securities are Subject to Regulation by the Securities and Exchange Commission and State Regulators

     Issuance of our securities is regulated by the Securities and Exchange Commission and the securities commissions of states where we are offering or selling our securities. Future issuance of stock, warrants and/or options will require compliance with laws requiring registration of such securities or the availability of an exemption therefrom. We will be able to issue shares of our common stock upon exercise of the warrants only if there is then a current prospectus relating to the shares of common stock issuable upon the exercise of the warrants, and only if such shares of common stock are qualified for sale or exempt from qualification under applicable state securities laws. Although we intend to use our best efforts to meet such regulatory requirements, there can be no assurance that we will be able to do so. The warrants will be deprived of any value if a current prospectus covering the shares of common stock receivable upon their exercise is not then in effect, or if such shares of common stock are not or cannot be qualified or exempted from qualification in the relevant jurisdictions.

We Could Be Subject To Sales Or Other Taxes

     The tax treatment of Internet transactions and e-commerce, in particular, is unsettled. Several proposals have been made at the federal, state and local level, and by certain foreign governments, that could impose taxes on the sale of goods and services and certain other Internet activities. A recently enacted law places a temporary moratorium on certain types of taxation on Internet commerce, but we cannot predict the effect of current attempts at taxing or regulating commerce over the Internet. Any legislation that substantially impairs the growth of e-commerce could have a material adverse effect on our business, financial condition and operating results.

We Will Have Substantial Discretion Over The Use Of Proceeds

     We estimate that the net proceeds from the sale of the one million shares of common stock offered by us will be approximately $ 500,000, at an initial public offering price of $0.50 per share. We estimate that the net proceeds from the sale of the two million warrants offered by us will be approximately $200,000, at an initial public offering price of $0.10 per warrant. Our offering expenses have already been paid. Therefore, under the above assumptions, we will realize $700,000 from the offering. Our board of directors and management will have significant flexibility in applying the net proceeds of this offering. In addition, should the warrants be fully exercised, we will realize gross exercise proceeds of $3,000,000 from the class A redeemable warrants, and $5,000,000 from the class B redeemable warrants, resulting in net exercise proceeds of $8,000,000. The failure of our management to apply any net exercise proceeds effectively could have a material adverse effect on our business, financial condition and operating results. For more information, see "Use of Proceeds".

There Is No Prior Public Market for our Common Stock or Warrants, and the Stock Price May Be Volatile

     Prior to this offering, there has been no public market for our common stock and/or the warrants. We cannot predict whether a trading market will develop, or how liquid that trading market might become. The initial public offering price for the common stock and warrants will be determined by us, in our capacity, as issuers of the stock. That price has been arbitrarily determined and may not be indicative of future market prices.

The Penny Stock Rules Could Make Selling Our Securities More Difficult.

     Our common stock will be a "penny stock," under Rule 3a51-1 under the Securities and Exchange Act, unless and until the shares reach a price of at least $5.00 per share, we meet certain financial size and volume levels, or the shares are registered on a national securities exchange or quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period of time after the offering. A "penny stock" is subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Those rules require securities broker-dealers, before effecting transactions in any "penny stock," to deliver to the customer, and obtain a written receipt for a disclosure document set forth in Rule 15g-10 (Rule 15g-2); to disclose certain price information about the stock (Rule 15g-3); to disclose the amount of compensation received by the broker-dealer (Rule 15g-4) or any "associated person" of the broker-dealer (Rule 15g-5); and to send monthly statements to customers with market and price information about the "penny stock" (Rule 15g-6). Our common stock will also be subject to Rule 15g-9, which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under certain standards, and deliver written statements to the customer with information specified in the rules. These additional requirements could prevent broker-dealers from effecting transactions and limit the ability of purchasers in this offering to sell their shares into any secondary market for our common stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                             FINANCIAL CONDITION AND
                       RESULTS OF OPERATIONS FOR THE YEARS
                ENDING DECEMBER 31, 1998 AND 1999 AND THE PERIOD
              FROM INCEPTION (JUNE 23, 1997) TO DECEMBER 31, 1999.

The following discussion relates to the results of our operations to date, and our financial condition:

     This prospectus contains forward looking statements relating to our company's future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects, intends, believes, anticipates, may, could, should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

Development stage activities.

     The company has been a development stage enterprise from its inception June 23, 1997 to December 31, 1999. The company is in the process of developing a web site on the World Wide Web for the purpose of selling health care products and sharing its expertise by doing consulting.

     During this period, management devoted the majority of its efforts to initiating the process of the web site design and development, obtaining new customers for sale of consulting services, developing sources of supply, developing and testing its marketing strategy and finding a management team to begin the process of: completing its marketing goals; furthering its research and development for its products; completing the documentation for and selling initial shares through the company's private placements; and completing the documentation for the company's initial public offering. These activities were funded by the company's management and investments from stockholders. The company has not yet generated sufficient revenues during its limited operating history to fund its ongoing operating expenses, repay outstanding indebtedness, or fund its web site and product development activities. There can be no assurance that development of the web site will be completed and fully tested in a timely manner and within the budget constraints of management and that the company's marketing research will provide a profitable path to utilize the company's marketing plans. Further investments into web site development, marketing research as defined in the company's operating plan will significantly reduce the cost of development, preparation, and processing of purchases and orders by enabling the company to effectively compete in the electronic market place.


        During this developmental period, the company has been financed through officer's loans with a balance of $43,672 from Jack Rubinstein, which were converted to additional paid in capital as of June 30, 1999. The company also financed its activities through the sale of shares of common stock aggregating $230,022.

Results of Operations for the year ended December 31, 1999 as compared to the year ended December 31, 1998.

        For the year ended December 31, 1999, the company generated net sales of $30,000 as compared to $22,500 for the year ended December 31, 1998 representing an increase of $7,500. The company's cost of goods sold for the year ended December 31, 1999 was $-0- as compared to $-0- for the year ended December 31, 1998. The company's gross profit on sales was approximately $30,000 for the year ended December 31, 1999 as compared to $22,500 for the year ended December 31, 1998. The increase in gross profit is the result of offering for sale technology that was learned as a result of organizing the business.

        The company's general and administrative costs aggregated approximately $295,724 for the year ended December 31, 1999 as compared to $256,402 for the year ended December 31, 1998 representing an increase of $39,322. An analysis of expenses for the year ended December 31, 1998 includes spending for office salaries of $20,000, telephone expense of $8,351, professional fees of $13,287, rent of $10,125, office and computer expense of $10,514, consulting expense of $188,125 paid with shares of Common Stock and officer compensation of $6,000. Included in the expenses for the year ended December 31, 1999 are rent of $6,000, officer salaries of $6,000, legal fees of $60,000; office and computer expenses of $17,849 and $205,875 in consulting and legal fees paid with shares of common stock.

Results of Operations for the period from inception (June 23, 1997) to December 31, 1999.

        For the period from the company's inception, June 23, 1997, through December 31, 1999, a period of approximately 30 months, the company generated net sales of $52,500 (an average of $1,944 per month). The company's cost of goods sold on sales was approximately $-0- for the period from the company's inception June 23, 1997, through December 31, 1999. The gross profit from sales for this 30 month period is $52,500. Management believes the gross profit of an average of approximately $1,700 per month for the period from inception, June 23, 1997, through December 31, 1999, will improve and stabilize once the company's web site facilities become realized at the completion of the public offering and its marketing plans become fully implemented.


        The company's general and administrative costs aggregated approximately $596,725 for the period from inception, June 23, 1997, through December 31, 1999. Of these initial startup costs, approximately $41,500 is attributed to wages, telephone of $13,105, professional fees of $73,287, rent of $20,625, and office and computer expenses of $37,708, $394,000 in consulting expenses paid with shares of common stock and $16,500 in officer compensation.


Liquidity and Capital Resources.

        The company increased its cash position to $114,868 at December 31, 1999 from a cash balance of $-0- at June 23, 1997. Working capital at December 31, 1999 was positive at $93,868. The company continued to be funded in part through officer loans aggregating $72,622 for the period from inception, June 23, 1997, to December 31, 1998, of which, an officer loan balance of $43,672 was converted to additional paid in capital at June 30, 1999 and the balance of 28,950 was paid off by the company. In addition, the company also sold 1,247,500 shares of common stock for an aggregate of $124,750 and received $105,172 as additional capital contributions from shareholders. The company expended cash for the development of the business and absorbing cash losses aggregating $46,799 for the year ended December 31, 1999 and $112,302 for the period from inception to December 31, 1999 and issued 752,500 shares of common stock in consideration for non cash expenses of $197,774 for the period from inception, June 23, 1997, to December 31, 1999.

        Management believes that it will be able to fund the company through its present cash position and the continuation of offering consulting services and the receipt of additional capital contributions until the company's web site is developed and on-line and the process of a public offering is completed.

Capital Commitments and Future Expenditures

        Our web site located at http://www.healthpipeline.com is currently operational and may be "clicked on" for inspection. We believe that expansion and modification of the web site and business will occur in several stages.

        The first stage consists of initial web site construction and collection of health-related data from existing web sites and service providers and equipping our facility with hardware, primarily workstations and dedicated data feed supply lines. This has been partially completed. To complete the development of our web-site, we require:

o a web-enabled platform by which we can implement an Internet application that will be scalable (capable of growing to support additional users) enough to handle hundreds or thousands of users, yet flexible enough to meet continually changing business requirements and


o highly defined customization enabling a subscriber to specify his/her fields of interest within the entire spectrum of health, medicine, and pharmacy. Through this feature, we will be able to create a database of user profiles (a knowledgebase of subscribers) which we can market to medical research companies, companies involved in clinical trials, marketers and other sources of revenue generation.

      This phase of development will commence upon receipt of the minimum proceeds from this offering. The completion of this portion of our development is dependent upon the receipt of the maximum proceeds from this offering. In the event that we do not raise the maximum amount sought by this offering, we will have to seek alternative sources of financing. We cannot assure you that we will be able to secure financing from other sources. Assuming we raise the maximum offering amount, we anticipate the completion of our website development around the second quarter of 2001.


            Neither the purchase/installation of workstations and dedicated T-1 supply lines nor the development of a web enabled platform with highly defined customization has taken place. Hardware requirements require approximately $30,000 of capital expenditures and T-1 supply lines can be leased for approximately $1500-$2000 per month. Thus, completion of workstation/T-1 supply lines portion would require approximately $54,000 and to complete the development of the web-site would require a total of approximately $175,000 during the next twelve (12) months. The next stage of operation/expansion consists of marketing/advertising expenditures. To refine and commence our marketing strategy, we require, among other things:


o a market study on the largest recruiters of clinical trial participants and their recruitment methods in the hopes of tapping this potential revenue producing source upon the commercialization of our site. We expect to be completed the third quarter of 2000. We expect to commence this campaign upon receipt of the minimum proceeds;

o the execution of a consumer public relations and advertising campaign to raise awareness of the site and subsequently attract visitors to the site. This campaign will include on-line and off-line activities. As a first step, we have retained Rainbow Media to act as our promotional agent. Among their activities will be arranging for media interviews and press coverage, distributing news releases, and any other activity that might raise the profile of our company and our services. We expect to commence this campaign after the completion of our website, which we anticipate occurring no earlier than the second quarter 2001. This will be an ongoing campaign;

o the execution of a business-to-business public relations and advertising campaign to attract pharmaceutical firms, pharmacy chains, medical device manufacturers, clinical trial companies, biotechnology firms and other health care marketers, as well as their advertising agencies, as advertisers and/or sponsors. We expect to commence this campaign during the third quarter of 2000. This will be an ongoing campaign; and

o the execution of an ongoing effort to build relationships with strategic organizations in the healthcare and information technology sectors. These organizations would include healthcare marketers including pharmaceutical firms, medical service companies--as well as charitable research foundations and publishers, pharmacies, clinical trial organizations, allied health-care groups, and customer media. We expect to commence this campaign upon receipt of the minimum proceeds. This will be an ongoing campaign.

      We estimate that approximately $175,000 may be needed for this stage of operation/expansion. The completion of this phase of our development is dependent upon the receipt of the maximum proceeds from this offering. In the event that we do not raise the maximum amount sought by this offering, we will have to seek alternative sources of financing. We cannot assure you that we will be able to secure financing from other sources.


            The next stage of operation/expansion consists of attempts to engage in assembling a high quality management team and strategic alliances with health care professionals and organizations having synergies with our company. The exact details of this stage are difficult to predict and a number of different strategies have evolved in the current dynamic information marketplace. In addition, web site development has increased rapidly and web site capabilities maybe achieved by purchasing future, existing sites rather than developing them internally. Several existing health care web sites have been able to recruit health professionals through the use of stock options and other forms of incentive compensation which require little current, out of pocket expenditure. We are unable to predict whether we can replicate this strategy. Accordingly, we estimate that approximately $175,000 may be needed for this stage of operation/expansion, which we will commence upon the receipt of the minimum proceeds of this offering.


            Taken together and using these highest cost estimates, approximately $525,000 of capital expenditures/development costs can be expected in order to effectuate the three step process outlined above. Therefore we anticipate that most of the net proceeds of this offering will be consumed in effectuating this strategy. This is a non-underwritten offering and we cannot predict whether it will be completed successfully. Should we not be able to complete this offering, we would need to seek further financing. We have no present financing commitments and would need to seek further financing. It is not certain that such financing could be obtained, or if obtained, would be available at commercially reasonable rates.

                                 Dividend Policy

     We have not paid any cash dividends to date, and we do not expect to pay dividends in the foreseeable future. We intend, in the short term at least, to use all available funds to develop our business.

                              Plan of Distribution

No Broker-Dealer Or Selling Agent Planned At Present

     We are initially offering a minimum of 200,000 units. Each unit consists of one share of our common stock and either one class A redeemable warrant or one class B redeemable warrant. Each unit will be offered at a price of $.60 per unit. The common stock and warrants underlying the units may be transferred separately upon issuance. After we sell 200,000 units, we will sell, pursuant to this prospectus, the remaining number of our shares and warrants separately. A share of common stock will be offered at a price of $.50 per share. The class A warrants and the class B warrants each will be offered at a price of $.10 per warrant. We are offering these securities through our officers and directors on a self-underwritten basis. The public offering price of our securities will not change until completion of the public offering distribution. We are planning to manage the offering without the use of an underwriter, and because of that, there will not be any underwriting discounts or sales commissions. The securities will be offered and sold by our officers and directors, who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on our behalf for such activities. In connection with their efforts, they will rely on the "safe harbor" provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for persons associated with an issuer. Following the receipt of $120,000 in gross proceeds, all subscriptions will be paid directly to us upon receipt. No person or group has made any commitment to purchase any or all of the securities. Nonetheless, the officers and directors will use their best efforts to find purchasers for the securities. We cannot state at this point how many securities will be sold.

     Our officers and directors anticipate making sales of the securities to parties whom we believe may be interested, or who have contacted us expressing an interest in purchasing the securities. Insiders and affiliates will not purchase units in order to reach the minimum. We will be calling upon the expertise of our chief executive officer, Mr. Jack Rubinstein, to market our securities. Mr. Rubinstein has a record of expertise in effectively marketing and developing development stage companies. He has worked with CD Radio, Catapult Communications, Cattorion Network Systems, and ONSI (acquired by Loral). We may sell securities to such parties if they reside in a state in which the securities may be sold legally and we are also permitted to sell the securities. However, we are not obligated to sell securities to any parties and we may refuse to do so.

     We will sell our securities in the following states:

            Colorado
            Connecticut
            Illinois
            Maryland
            New Jersey
            New York
            Washington D.C.
            Wyoming

All securities held by existing shareholders will be subject to a one year "lockup" agreement during which they will be unable to offer and/or sell shares currently held by them. After the expiration of such period, there will be no limitations on any such shareholder's ability to sell shares assuming that a registration statement with respect to such shares is then in effect. If a registration statement is in effect, the shareholders may sell all, or any portion, of their shares. The selling shareholders have agreed not to sell their securities below the public offering price. We will not receive any proceeds from the sale by the selling stockholders of their common stock.

Minimum Offering Amount

     We have established a minimum offering amount of $120,000 from the sale of common stock and warrants and will escrow investor money pending sale of this amount. Upon receipt of the minimum amount, each subscription for securities in this offering that is accepted by us will be credited immediately to our company cash accounts, and such funds may be spent by us at our discretion, without any waiting period or other contingency. Determination Of The Offering Price

     Prior to this offering, there has been no market for the common stock and/or warrants of the company, and, as a development stage company, we have essentially had no substantial business operations to date. The offering price has been determined arbitrarily by our board of directors.

     We reserve the right to reject any subscription in full or in part, and to terminate the offering at any time.

     No person, individual or group has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied on as having been authorized by us or our officers. This prospectus is not an offer to sell, or a solicitation of an offer to buy, any of the securities it offers to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

     The securities may only be offered, sold or traded in those states where the offering and/or securities have been registered, or where there is an exemption from registration.

     Purchasers of securities, either in this offering or in any subsequent trading market which may develop, must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render the exemption applicable.

                                Legal Proceedings

     We have not been, nor has our property been, the subject of any pending legal proceeding.

                         Directors, Executive Officers,
                          Promoters and Control Persons

     Listed below are our officers and directors and their previous experience. The directors have been elected by the present shareholders and shall serve for terms of one year, or until their successors are elected and have qualified. officers are appointed by, and serve at the pleasure of, the board of directors.

Officers And Directors

Jack Rubinstein, President, CEO, Secretary and Director

     Mr. Rubinstein, age 51, is, since commencement of its operations in 1991, the General Partner of DICA Partners, an investment hedge fund located in Hartsdale, New York. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc. and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of The Capital Market Advisors Network, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

     Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University.

R. Scott Barter, Director

     Mr. Barter, age 53, is the Founder, Chairman, Chief Executive Officer and a Director of Unifund Financial Group, Inc. since its inception in 1991 and Unifund America, Inc. since its inception in 1995. Mr. Barter has been engaged in the securities industry in the United States and abroad since August, 1975. He has been licensed with the National Association of Securities Dealers and as a member of the National Futures Association. He has been registered as a representative with the United Kingdom National Association of Securities
Dealers  and  Investment  Managers  (now  FSA)  and  in  addition,  has  held  a
Representative's license to deal in securities from the United Kingdom Department of Trade and Industry.

     Mr. Barter has served as a senior officer/director of various brokerage firms and has acted as advisor to and consultant for both publicly and privately traded companies in the United States and the United Kingdom. He has diverse investment experience combined with an extensive background in the areas of corporate finance and the private client/independent investor. Douglas Harrison-Mills, Director

     Mr. Harrison-Mills, age 49, is a Director of Unifund Financial Group, Inc. since August 1994 and Unifund America, Inc. since September 1995 and has an extensive background in financial services and communications, working both in the City of London and on Wall Street. He is also currently a Director of Haversham Consulting Ltd, a UK-based consulting firm and has been since December 1991. Prior to founding Haversham, he was Marketing Manager of Elders Investment Management Ltd. (a European subsidiary of the investment banking arm of the international conglomerate, formerly known as Elders IXL) and was responsible for the marketing of EIM's products and services throughout the UK, Europe and North America.

     He has been registered as a Representative with the UK National Association of Securities Dealers and Investment Managers (now FSA), has held both a Principal's and a Representative's license to deal in securities from the UK Department of Trade and Industry and has been registered with IMRO (the Investment Managers Regulatory Organization).

     Mr. Harrison-Mills has advised clients from a variety of business sectors in England, Europe, the United States and Australia; and his work has won a number of international creative awards: a "Clio" plus eight Clio Certificates of Excellence; a Federation of Commercial Television Stations Award and a National Retail Merchants Association Award. His business development experience, on both the client and consultancy side, has spanned most facets of strategic planning, corporate communications and corporate finance, involving him in a number of new product launches and company start-up situations.

Harold G. Halcrow, Ph.D., Advisor*

     Professor Halcrow, age 87, earned his Ph.D. in Economics from the University of Chicago and received his B.S. from North Dakota State University and his M.S. from Montana State University. Currently, he is Professor Emeritus of Agricultural Economics at the University of Illinois, Champaign-Urbana. Earlier, he served on the faculties of Montana State University and the University of Connecticut. He has also served as Visiting Professor at Stanford University and the University of California, Berkeley.

     Professor Halcrow is author or co-author of eight books, numerous research publications, journal articles and extensive reports, and the editor of two books. He is a Fellow of the American Agricultural Economics Association (AAEA), and has served as the AAEA representative on the Board of Directors of the National Bureau of Economic Research, New York. Professor Halcrow has worked as a consultant to the US Department of Commerce, the US Department of Agriculture and the State of Illinois Economic Technical Advisory Committee. He is recognized for his contributions to the business and academic world by Who's Who in America, Who's Who in the Midwest, the Directory of American Scholars, the National Registry of Prominent Americans and International Notables and the International Authors and Writers Who's Who.

Harris Schiff, Consultant*

     Since April 1999, Mr. Schiff, age 55, has been the Vice President in charge of Management Information Systems and Internet Applications for Unifund Financial Group, Inc. Mr. Schiff was a consultant for Unifund Financial Group from July 1998 to April 1999. Prior to joining Unifund, he was employed by Kramer Levin Natalis & Frankel LLP (Kramer Levin), a large New York City law firm with a substantial corporate practice from February 1996 through March 1999. Mr. Schiff's responsibilities at Kramer Levin included management of the firm's voluminous electronic financial filings via EDGAR on behalf of its corporate clients. EDGAR is the SEC's program and interface for computerized reporting of, and access to, SEC filing information. Prior to Mr. Schiff's employment by Kramer Levin, he was a free-lance document production consultant for the legal and financial industries in New York from 1989 through February 1996.



--------
* Not an officer or director, but may be deemed a "significant employee."

Arthur Gager, Consultant*

     Mr. Gager, age 57, is a New York based graphics artist specializing in art direction, graphic design, desktop publishing and illustration for both print and internet media. From 1982 through 1990 he was senior Producer and Art Director for Grey Advertising. He assisted with various client accounts including Mitsubishi Motors, Stroh's Brewing, Canon Cameras, General Mills, Kraft General Foods, U.S. Government JRAP, Quaker State, B.F. Goodrich, Red Lobster, Procter & Gamble, and Olin Chemicals. From 1975 until 1982 he worked with other major New York advertising firms, including Kenyon & Eckhardt and J. Walter Thompson.

Employment Agreements

     We do not presently have any employment or consulting agreements, although we may enter into employment agreements with certain officers, directors or other key personnel.

Relationships Amongst Management

     There are no family relationships amongst the management of the company.

                          Security Ownership of Certain
                        Beneficial Owners and Management

     The following tables set forth certain information regarding the beneficial ownership of shares of common stock of the company by our officers, directors and those holders of five percent (5%) or more of stock in our company both prior to the offering as well as after completion of the offering. Based on information furnished by these individuals and/or groups, we believe that they are the beneficial owners of the common stock listed below, and unless otherwise noted, have sole investment and voting power with respect to such shares, except in those cases where community property laws may apply.

     Prior to the offering and according to the records provided by the company (which currently has 2,325,000 shares of common stock outstanding), the officers, directors and holders of five percent (5%) or more of our common stock, owned the following number of shares:


                                   Name              Number         Percentage
                                                   of Shares
            -------------------------------------------------------------------
            Jack Rubinstein                           748,750          32.20%
            Unifund Financial Group, Inc.*            998,750          42.96%
            R. Scott Barter                           350,000          15.05%
            Douglas Harrison-Mills                     50,000           2.15%
            (All officers and directors
             as a group - 4 persons)                2,147,500          92.36%

          *This entity is controlled by Mr. Barter and its share ownership in us is attributed to him.

                         Totals                     2,147,500          92.36%

--------
* Not an officer or director, but may be deemed a "significant employee."

Upon completion of the offering, officers, directors and holders of five percent (5%) or more of our common stock will hold, in the aggregate, 2,147,500 shares issued and outstanding, if the Minimum Amount is sold and 2,147,500 shares issued and outstanding if the Maximum Amount is sold:

                                                    Percentage of Common Stock
                                       Number
                  Name of Officer      of Shares     Minimum     Maximum
--------------------------------------------------------------------------------
Jack Rubinstein                           748,750     29.65%       22.52%
Unifund Financial Group, Inc.*            998,750     39.55%       30.03%
R. Scott Barter                           350,000     13.86%       10.52%
Douglas Harrison-Mills                     50,000      2.02%        1.50%

(All officers and directors
 as a group - 4 persons)                2,147,500     85.04%       64.58%

     *This entity is controlled by Mr. Barter and its share ownership in us is attributed to him..

                Totals                  2,147,500     85.04%       64.58%


                            Description of Securities


     The securities  offered for sale consist of

     o 1,000,000 shares of common stock, par value $0.001 per share, which can be purchased for $0.50 per share,

     o 1,000,000 class A redeemable warrants, which can be purchased for $0.10 per warrant, and which may be exercised for one share of common stock at an exercise price of $3.00 per share, and

     o 1,000,000 class B redeemable warrants, which can be purchased for $0.10 per warrant and which may be exercised for one share of common stock at an exercise price of $5.00 per share.

Until we raise the minimum offering amount of $120,000, we will offer only units at a price of $.60 per unit. Each unit consists of one share of our common stock and either one class A redeemable warrant or one class B redeemable warrant. Each unit will be offered at a price of $.60 per unit. The common stock and warrants underlying the units may be transferred separately upon issuance. After we sell 200,000 units, we will sell, pursuant to this prospectus, the remaining number of our shares and warrants separately.

Common Stock

     We are authorized to issue up to 20,000,000 shares of common stock, par value $.001 per share, of which 2,325,000 shares are outstanding on the date hereof. Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may be outstanding, if and when the board of directors declares dividends, holders of common stock are entitled to ratably receive such dividends. Upon the liquidation, dissolution, or winding up of the company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Common stock is not convertible, nor does it have any preemptive rights. The outstanding common stock is validly authorized and issued, fully paid, and nonassessable.

     We will, at all times, reserve a sufficient number of authorized but unissued shares to accommodate the exercise of warrants. There is no assurance that any such exercise will take place and therefore no assurance that we will have available to us proceeds from an exercise.

Warrants


     The company will offer class A redeemable warrants and class B redeemable warrants. A summary of the terms of the warrants are provided below. warrant agreements. Forms of the warrant agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. Each of the class A redeemable warrant, the class B redeemable warrant, the class A redeemable warrant agreement and class B redeemable warrant agreement can be inspected and copied by the public at the offices of the SEC in Washington, D. C., New York, New York, and Chicago, Illinois.


The Class A Redeemable Warrants


     The class A redeemable warrants will be issued in registered form pursuant to an agreement dated the date of this prospectus between the company and American Stock Transfer and Trust Company. One class A redeemable warrant represents the right of the registered holder to purchase one share of common stock at an exercise price of $3.00 per share, subject to adjustment The class A redeemable warrants are subject to adjustment in the exercise price and in the number of shares of common stock and/or other securities deliverable upon the exercise of the class A redeemable warrants in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers.

     The class A redeemable warrants may be exercised at any time after issuance, until they expire at the close of business on the third anniversary of the effective date of the offering. A holder of the class A redeemable warrants may exercise them at the office of American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005, by surrendering his or her warrant, and paying the exercise price for each warrant being exercised. Upon expiration, the class A redeemable warrants become void and of no value.

     No holder of the class A redeemable warrants will be entitled to vote or to receive dividends or be deemed the holder of shares of common stock for any purpose whatsoever until the class A redeemable warrants have been duly exercised and the exercise price paid in full.


     The class A redeemable warrants are subject to redemption by the company any time on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days. Upon notice of redemption, holders of the class A redeemable warrants will forfeit all rights thereunder except the rights to receive the $0.01 per share redemption price and to exercise them during the relevant 30-day notice period.

     If required, the company will file a post-effective amendment to the registration statement with the Securities and Exchange Commission with respect to the common stock underlying the class A redeemable warrants prior to the exercise of the class A redeemable warrants and deliver a prospectus with respect to such common stock to all class A redeemable warrant holders as required by Section 10(a)(3) of the Securities Act of 1933.

The Class B Redeemable Warrants


     The class B redeemable warrants will be issued in registered form pursuant to an agreement dated the date of this prospectus between the company and American Stock Transfer and Trust Company. One class B redeemable warrant represents the right of the registered holder to purchase one share of common stock at an exercise price of $5.00 per share, subject to adjustment The class B redeemable warrants are subject to adjustment in the exercise price and in the number of shares of common stock and/or other securities deliverable upon the exercise of the class B redeemable warrants in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers.

     The class B redeemable warrants may be exercised at any time after issuance, until they expire at the close of business on the fifth anniversary of the effective date of the offering. A holder of the class B redeemable warrants may exercise them at the office of American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005, by surrendering his or her warrant, and paying the exercise price for each warrant being exercised. Upon expiration, the class B redeemable warrants become void and of no value.

     No holder of the class B redeemable warrants will be entitled to vote or to receive dividends or be deemed the holder of shares of common stock for any purpose whatsoever until the class B redeemable warrants have been duly exercised and the exercise price paid in full.


     The class B redeemable warrants are subject to redemption by the company anytime on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days. Upon notice of redemption, holders of the class B redeemable warrants will forfeit all rights thereunder except the rights to receive the $0.01 per share redemption price and to exercise them during the relevant 30-day notice period.


     If required, the company will file a post-effective amendment to the registration statement with the Securities and Exchange Commission with respect to the common stock underlying the class B redeemable warrants prior to the exercise of the class B redeemable warrants and deliver a prospectus with respect to such common stock to all class B redeemable warrant holders as required by Section 10(a)(3) of the Securities Act of 1933.


                     Interests of Named Experts and Counsel

     The company's Financial Statements as of December 31, 1999 and for the period from June 23, 1997 (Inception) to December 31, 1999 were passed upon by Thomas P. Monahan, independent certified public accountant. Certain legal matters in connection with the registration of the securities were passed upon by Kaplan Gottbetter & Levenson, LLP, counsel to the company.

                              Selling Shareholders

     All securities held by existing shareholders will be subject to a one year "lockup" period during which they will be unable to offer and/or sell shares currently held by them. After the expiration of such period, there will be no limitations on any such shareholder's ability to sell all of their shares assuming that a registration statement with respect to such shares is then in effect and any sale must occur at not less than $0.50 per share.

     The shareholdings of our officers and directors is also set forth under the heading "Security Ownership of Certain Beneficial Owners and Management". There are 127,500 shares held by individuals who are neither officers nor directors. The names and shareholdings of all selling shareholders and their percentage ownership of the common stock of the company if the minimum and maximum number of shares are sold are as follows:

                                                    Percentage of Common Stock
Name of Owners                   Number of Shares   Minimum           Maximum
-------------------------------------------------------------------------------
Jack Rubinstein                     748,750           24.65%            22.52%
Unifund Financial Group, Inc.*      998,750           39.55%            30.03%
R. Scott Barter                     350,000           13.86%            10.52%
Douglas Harrison-Mills               50,000            1.98%             1.51%
Sheila Corvino                       50,000            1.98%             1.51%
Brad Smith                           50,000            1.98%             1.51%
Kaplan Gottbetter & Levenson LLP     50,000            1.98%             1.51%
Harold Halcrow                       10,000            0.39%             0.18%
Harris Schiff                        10,000            0.39%             0.18%
Federico Brown                        5,000            0.19%             0.09%
Arthur Gager                          2,500            0.09%             0.07%
============================================ ================ =================
TOTALS                            2,325,000           92.04%            69.45%

Jack  Rubinstein,  R. Scott  Barter and Douglas  Harrison-Mils   are officers
and/or directors. All of these individuals, except Mr. Gager, are sophisticated investors. They may be considered to be "significant employees" and a description of their activities during the prior three years is included in the section entitiled "Directors, Executive Officers, Promoters and Control Persons".

                     Certain Provisions of Our Articles and
                  By-laws and Disclosure of Commission Position
                On Indemnification for Securities Act Liabilities


     The company's Amended Certificate of Incorporation and By-laws contain provisions eliminating the personal liability of a director to the company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director:

     o for any breach of such director's duty of loyalty to the company or its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o    under  Delaware  statutory   provisions  making  directors  personally
          liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or

     o for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on the board of directors of the company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the company. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Amended Certificate and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware General Corporation Law.

                             Description of Property

     Our principal place of business is at 250 East Hartsdale Avenue, Suite 21, Hartsdale, New York, in space provided to us by Mr. Jack Rubinstein, our President, pursuant to a tenancy at will, for which we pay $500 per month plus associated expenses. We believe that we could readily secure office space in the future should we need to, although we would be required to pay prevailing rental rates.

                 Certain Relationships and Related Transactions

     Mr. Rubinstein was the sole shareholder of the company during the year ending 1997. On June 24, 1997, one day after incorporation and at a time when the company had substantially no assets and had not commenced substantial operations, he purchased 100 shares of common stock in a transaction that did not involve any public offering. During the year ending December 31, 1998, officers, directors, certain of their affiliates, and certain consultants were issued shares. On December 18, 1998, the company issued 75.25 shares or 752,500 post split shares of common stock for consulting services valued at $188,125 or $0.25 per share to the following individuals and companies and in the following amounts:


     o    123,750 shares to Jack Rubinstein;

     o    100,000 shares to R. Scott Barter;

     o    50,000 shares to Douglas Harrison-Mills; and

     o    403,750 to Unifund Financial Group, Inc.


This resulted in the holdings which are reported in the initial table of "Security Ownership of Certain Beneficial Owners and Management".

     In May 1999, we performed a 1:10,000 forward split of our common stock and the number of shares reported above give retroactive effect to such split.

     On March 15, 1999 we entered into a Consulting Agreement with Unifund America, Inc. and Unifund Financial Group. They agreed to provide us with various consulting services in such areas as corporate planning, management, and marketing. They assisted us in assembling a team of lawyers, accountants and business and technology consultants to provide services to our company. In addition, Scott Barter, the president of Unifund America and Unifund Financial Group joined our board and will continue to aid in our growth. We compensated Unifund Financial Group for these services by issuing them 623,750 shares of our common stock.

     On October 1, 1999, Sheila Corvino was awarded 50,000 shares of our common stock in partial consideration of legal services rendered to our company.

     In December 1999 bridge financing in the amounts of $37,500, $37,500 and $25,000 was contributed by Unifund Financial Group, Inc., Jack Rubinstein and Scott Barter, respectively. In consideration of these amounts, each of Unifund Financial Group, Inc. and Jack Rubinstein were issued 375,000 shares of our common stock and Scott Barter was issued 250,000 shares of our common stock.

     Mr. Rubinstein has previously provided loans to the company which aggregated $72,622 from inception through December 31, 1998. As of June 30, 1999, the company repaid officer loans in the amount of $30,000 and converted $43,672 to additional paid in capital as of June 30, 1999.

     On December 31, 1999, Kaplan Gottbetter & Levenson LLP was awarded 50,000 shares of our common stock in partial consideration of legal services rendered to our company.

     While management will not purchase any portion of the minimum offering amount, it reserves the right to purchase securities of our company once the minimum threshold has been reached.

     All past transactions have been unanimously ratified by our board of directors. In most but not all cases, at least two members of our board were disinterested.

     Future material transactions and loans may be entered into on terms no less favorable to the issuer than those that may be obtained from unaffiliated third parties. Further, any forgiveness of loans must be approved by a majority of the issuer's directors who do not have an interest in the transactions and who have access, at the issuer's expense, to issuer's or independent counsel.

            Market for Common Equity and Related Stockholder Matters

Shares Eligible For Future Sale

     Upon completion of this offering, assuming the sale of all common stock being offered, we will have outstanding 3,325,000 shares of common stock. 3,325,000 such shares will be freely tradable without restriction or further registration under the Securities Act, except for any shares held by an "affiliate" of the company (ie. a person controlling, controlled by or under common control with us), which may be sold only while this registration statement or another registration statement covering sales by those affiliates is effective or in accordance with the resale limitations of Rule 144 adopted under the Securities Act.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of


     o    one percent (1%) of the then outstanding shares of the common stock or

     o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Securities and Exchange Commission.


Sales under Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of certain current public information about the company. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of the company at any time during the 90 days immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to these limitations.

     The company's common stock is not listed or quoted on any organized exchange or other trading market, nor have we applied for a formal listing or quotation. We do not currently meet the numerical requirements to have our shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. A trading market may not develop or be sustained. The post-offering fair value of the company's common stock, whether or not any secondary trading market develops, is variable and may be impacted by the business and financial condition of the company, as well as factors beyond the company's control. Sales of substantial amounts of shares in any public market could cause lower market prices and even make it difficult for the company to raise capital through a future offering of our equity securities. In that connection, investors should note that we are registering all shares held by our officers, directors and principal shareholders for sale after we complete the sale of all the shares we intend to sell. This market overhang may adversely affect the price at which our shares are quoted, whether or not any of these individuals sell their shares.

                             Executive Compensation

     For the period from inception through December 31, 1999, a total of $10,500 in expenses was incurred by the company due to reimbursement of officers' expenses. No officer of director of the company currently has any employment contract, nor do we currently operate any compensation or incentive plans for such individuals. However, upon the receipt of additional financing which may include the proceeds of this offering, the board of directors may approve compensation to both officers and members of the board.

                              Financial Statements

     Registrant's Financial Statements as of December 31, 1999 and for the years ended December 31, 1998 and December 31, 1999, and the independent auditor's report of Thomas P. Monahan with respect thereto, appear on pages F-1 through F-6 of this Registration Statement on Form SB-2, and the notes thereto appear on pages F7 - F12.



                        Changes in and Disagreements With
               Accountants On Accounting and Financial Disclosure

     None.

                 Where Can Investors Find Additional Information

     A Registration Statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the Securities offered hereby, reference is made to such Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Securities and Exchange Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office located at 7 World Trade Center, 13th Floor, New York, New York, 10048, and the Midwest Regional Office located at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Securities and Exchange Commission upon the payment of certain fees prescribed by the Securities and Exchange Commission. The Securities and Exchange Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains information regarding registrants that file electronically with the Securities and Exchange Commission.

                                Thomas P. Monahan
                           Certified Public Accountant
                              208 Lexington Avenue
                           Paterson, New Jersey 07502
                                 (201) 790-8775
                               Fax (201) 790-8845

To The Board of Directors and Shareholders of Pipeline Data, Inc. (a development stage company)


     I have audited the accompanying balance sheet of Pipeline Data, Inc. (a development stage company) as of December 31, 1999 and the related statements of operations, cash flows and shareholders' equity for the years ended December 31, 1998 and 1999 and for the period from inception, June 23, 1987 to December 31, 1999. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.


     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.


     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Data, Inc. (a development stage company) as of December 31, 1999 and the results of its operations, shareholders' equity and cash flows for the years ended December 31, 1998 and 1999 and for the period from inception, June 23, 1997 to December 31, 1999 in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that Pipeline Data, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the company has incurred operating losses since the date of reorganization and requires additional capital to continue operations. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Pipeline Data, Inc. (a development stage company) to continue as a going concern.


 /s/ Thomas Monahan
---------------------
Thomas P. Monahan, CPA
February 28, 2000
Paterson, New Jersey

                               PIPELINE DATA, INC.
                          (A development stage company)
                                  BALANCE SHEET



                                                                           December 31, 1999
                                                                         --------------------
                                                 Assets
Current assets

Cash and cash equivalents                                                    $114,868
                                                                             --------
Current assets                                                                114,868

Property and equipment                                                            -0-


Total assets                                                                 $114,868
                                                                             ========


                      Liabilities and Stockholders' Equity

Current liabilities
  Accrued expenses                                                          $  21,000
   Officer loans payable                                                          -0-
                                                                            ---------
  Total current liabilities                                                    21,000

Stockholders' equity
  Preferred stock authorized 1,000 shares, $0.001 par value each. At December 31, 1999 there are
-0- shares outstanding.


  Common Stock authorized 2,000 shares, $0.001
 Par value each. At December 31, 1999 there are
2,325,000 shares outstanding.                                                   2,325

Additional paid in capital                                                    631,346

Deficit accumulated during development stage                                   93,868
                                                                            ---------
Total stockholders' equity                                                    (93,868)
                                                                           ----------
Total liabilities and stockholders' equity                                  $ 114,868
                                                                           ==========



                See accompanying notes to financial statements.

                                       F-2


                               PIPELINE DATA, INC.
                          (A development stage company)
                             STATEMENT OF OPERATIONS



                                                                                                      For the period from
                                                                                                        inception, June 23,
                                                         For the year ended     For the year ended          1997, to
                                                              December 31,         December 31,            December 31,
                                                              1998                      1999                 1999
                                                            ---------------     -------------------   -------------------
Revenue                                                     $    22,500               $    30,000           $    52,500

Costs of goods sold                                                 -0-                       -0-                   -0-

Gross profit                                                     22,500                    30,000                52,500


Operations:
General and administrative                                       68,277                    89,869               199,873

Non cash compensation legal and
   consulting fee                                               188,125                    205,875              394,000
Depreciation and amortization                                       -0-                       -0-                 2,852
                                                                -----------               -----------        -----------
Total expense                                                   256,402                    295,724              596,725

Income (loss) from operations                                  (233,902)                  (265,724)            (544,225)


Other income and expenses
Interest expense                                                  2,607                     1,050                 4,422
                                                                -----------               -----------        -----------
total other expenses                                              2,607                     1,050                 4,422


Income (loss)                                               $  (236,509)                $(264,674)           $ (539,803)
                                                            ===========                  ===========           ===========



Net income (loss)
per share -basic                                            $     (0.24)              $     (0.21)          $     (0.49)
                                                            ===========               ===========           ===========
Number of shares
outstanding-basic                                             1,002,500                 1,250,000             1,250,000
                                                            ===========               ===========           ===========




                See accompanying notes to financial statements.

                                      F-3

                               PIPELINE DATA, INC.
                          (A development stage company)
                             STATEMENT OF OPERATIONS



                                                     For the           For the
                                                  three months       three months
                                                      ended             ended
                                                   December 31.       December 31,
                                                       1998              1999
                                                 --------------      ----------------
Revenue                                         $    22,500               $ -0-

Costs of goods sold                                     -0-                 -0-
                                                -----------         -----------

Gross profit                                         22,500                 -0-


Operations:
General and administrative                          221,725             176,980
Depreciation and amortization                           -0-                 -0-
                                                -----------         -----------
Total expense                                       221,725             176,980


Income (loss) from operations                      (199,225)           (176,980)



Income (loss)                                   $  (199,225)        $  (176,980)
                                                ===========         ===========

Net income (loss)
per share -basic                                $     (0.02)        $     (0.01)
                                                ===========         ===========
Number of shares
outstanding-basic                                 1,002,500           1,250,000
                                                ===========         ===========



                See accompanying notes to financial statements.

                                      F-4




                               PIPELINE DATA, INC.
                          (A development stage company)
                             STATEMENT OF CASH FLOWS


                                                                                                     For the period from
                                                                                                        inception, June 23,
                                                         For the year ended     For the year ended          1997, to
                                                              December 31,         December 31,            December 31,
                                                              1998                      1999                 1999
                                                            ---------------     -------------------   -------------------


CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                   $(236.509)             $(264,674)           $(539,803)
        Add Items not affecting cash
        Non cash compensation - consulting fees paid with
        shares of common stock                                        188,125                 205,875             394,000
         Depreciation                                                     -0-                     -0-               2,852
        Changes in non-cash operating accounts
        Accrued expenses                                                6,000                  12,000              21,000
                                                                 -------------      ------------------     ---------------
        Total Cash Flows From Operations                             (42,384)                (46,799)           (121,951)
         Cash Flows From Investing Activities
          Purchase of office equipment t                                  -0-                     -0-             (2,852)
                                                                 -------------      ------------------     ---------------
        Total Cash Flows From Investing Activities                        -0-                     -0-             (2,852)
        Cash Flows From Financing Activities
         Officer loan payable                                          36,857                (72,622)                 -0-
         Sale of Common Stock                                             -0-                 124,750             124,850
         Capital contribution                                                                1105,172             114,821
                                                                 -------------      ------------------     ---------------
        Total Cash Flows From Financing Activities                     36,857                 157,300             239,671
        Net Increase (Decrease) in Cash                               (5,527)                 110,501             114,868
        Cash Balance Beginning of Period                                9,894                  $4,367                 -0-
                                                                 -------------      ------------------     ---------------
        Cash Balance End of Period                                     $4,367                 114,868           $ 114,868
                                                                 =============      ==================     ===============
        Non cash activities
         Issuance of  shares of common stock in consideration
        for  consulting services                                    $ 188,125                     -0-           $ 188,125





                 See accompanying notes to financial statements

                                      F-5

                               PIPELINE DATA, INC.
                          (A development stage company)
                        STATEMENT OF STOCKHOLDERS EQUITY
                                                                                                      Deficit
                                                                                  Additional        accumulated during
Date                                       Common Stock      Common Stock       paid in capital     development stage        Total
----                                       ------------      ------------       ---------------     ----------------       -------
06-24-1997(1)                                       100         $        1         $    9,748                 --         $    9,749
                                             ==========         ==========         ==========         ==========         ==========
Forward split of shares
12-18-1998                                    1,000,000         $    1,000         $    8,749                 --         $    9,749
Cancellation of shares
12-18-1998                                     (750,000)        $     (750)        $      750
Net loss                                             --                 --                 --            (38,620)           (38,620)
                                             ----------         ----------         ----------         ----------         ----------
12-31-1997 restated                             250,000         $      250         $    9,499         $  (38,620)        $  (28,871)

Shares issued for
consulting fees                                 752,500         $      752            187,373                 --            188,125
Net loss                                             --                 --                 --           (236,509)          (236,509)
                                             ----------         ----------         ----------         ----------         ----------
12-31-1998                                    1,002,500         $    1,002         $  196,872         $ (275,129)        $  (77,255)


Sale of shares                                1,247,500              1,248            123,502                -0-            124,750
Capital contribution                                -0-                -0-            105,172                -0-            105,172


Cancellation of shares                          (25,000)               (25)           (6,225)            -0-                (6,250)
                                                -------                ---            ------             ---                 ------
Issuance of shares for legal fees               100,000                100            24,900             -0-                25,000
                                                -------                ---            ------             ---                ------

Net loss
                                                    -0-                -0-                -0-           (264,674)          (264,674)
                                             ----------         ----------         ----------         ----------         ----------
12-31-1999                                    2,325,000         $    2,325         $  631,346         $ (539,803)        $   93,868
                                             ==========         ==========         ==========         ==========         ==========


                See accompanying notes to financial statements

                               PIPELINE DATA, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


     a. Organization of company and issuance of common stock

     Pipeline Data, Inc., (the "company") was formed under the laws of Delaware on June 23, 1997 and was originally authorized to issue 2,000 shares of common stock, $0.001 par value each and 1,000 shares of preferred stock, $0.001 par value each. In May, 1999, the company amended its certificate of incorporation increasing the authorized number of shares of common stock to 20,000,000, $0.001 par value each and increasing the authorized number of shares of preferred stock to 5,000,000, $0.001 par value each.

     b. Description of the company

     The company is considered to be a development stage business that is in the process of developing a web site on the World Wide Web for the purpose of selling health care products and sharing its expertise by doing consulting.

     c. Issuance of shares of common stock

     On June 24, 1997, the company sold 100 shares or 1,000,000 post split shares to Mr. Jack Rubinstein in consideration for $100 cash.

     Between June 20, 1997 and August 20, 1997, Mr. Rubinstein contributed to the company's capital an additional $9,649 in expenses paid on behalf of the company.

     On December 18, 1998, Mr. Rubinstein remitted back to the company 75 shares or 750,000 post split shares of common stock for cancellation.

     On December 18, 1998, the company issued 75.25 shares or 752,500 post split shares of common stock for consulting services valued at $188,125 or $0.25 per share to the following individuals and companies and in the following amounts:
123,750 shares to Jack Rubinstein; 100,000 to R. Scott Barter; 50,000 shares to Douglas Harrison-Mills; 50,000 shares to Brad Smith; 25,000 shares to Alan Scott; and 403,750 to Unifund Financial Group, Inc.

     The company forward split the number of shares of common stock outstanding on March 31, 1999 in a ratio of 10,000 to one restating the number of outstanding shares of common stock from 100.25 to 1, 002,500 shares of common stock. The number of shares of common stock outstanding have been retroactively restated for all periods presented.

     The company sold an aggregate of 247,500 shares of common stock for an aggregate consideration of $61,875 which includes partial payment with cash aggregating $24,750 or $0.10 per share and in consideration of the payment of consulting fees aggregating $37,125 or $.15 per share.

     For the period April 1, 1999 to September 30, 1999, the company received an
aggregate  of  $105,172  as  an  additional   contribution  to  capital  from  a
shareholder of the company.

     Mr. Jack Rubinstein, converted the balance of his officer loan payable aggregating $43,672 to additional paid in capital.

     On October 1, 1999, Sheila Corvino was awarded 50,000 shares of our common stock in partial consideration of legal services rendered to our company valued at $6,250 or $.25 per share.

     The company has  cancelled  the  issuance of 25,000  shares of common stock
issued  to  Alan  Scott  and  has  adjusted   operations  for  the  cancellation
aggregating $3,125 or $.25 per share.

     On December 31, 1999, Kaplan Gottbetter & Levenson LLP was awarded 50,000 shares of our common stock in partial consideration of legal services rendered to our company aggregating $6,250 or $.25 per share.

     As of December 31, 1999, the company sold an aggregate of 1,000,000 shares of common stock for an aggregate consideration of $250,000 which includes partial payment of cash aggregating $100,000 or $0.10 per share and in consideration of the payment of consulting fees, aggregating $150,000 or $.15 per share.

                               PIPELINE DATA, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


     Note 2- Summary of Significant Accounting Policies

     a. Basis of Financial Statement Presentation

     The accompanying unaudited financial statements have been prepared on a going concern basis of accounting principles applicable to a "going concern", which assumes that the company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

     Several conditions and events cast doubt about the Company's ability as a "going concern". The Company has incurred losses before interest expense of $539,803 for the period from inception June 23, 1997, to December 31, 1999,has a working capital deficiency and requires additional financing for its operations and to complete web site development. As of December 31, 1999 the Company is preparing documentation for an initial public offering aggregating $700,000 if the maximum offering is sold and has completed the sale of 1,000,000shares of common stock for an aggregate consideration of $100,000. The company is anticipating that with the completion of an initial public offering and with the increase in working capital, the company will be able to complete its web site and experience an increase in sales. The company will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing. The company's future capital requirements will depend on numerous factors including, but not limited to, continued progress developing its source of inventory of health care products, regulations relating to the Internet marketing business and initiating marketing penetration. The company plans to engage in such ongoing financing efforts on a continuing basis.

     These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned as described above, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

     The financial statements presented consist of the balance sheet of the company as at December 31, 1999 and the related statements of operations and cash flows for the years ending December 31, 1998 and 1999 and for the period from inception, June 23, 1997 to December 31, 1999.

     b. Cash and cash equivalents

     The company treats temporary investments with a maturity of less than three months as cash.

     c. Revenue recognition

     Revenue is recognized when products are shipped or services are rendered.

     d. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e. Asset Impairment

     The company adopted the provisions of SFAS No. 121, Accounting for the impairment of long lived assets and for long-lived assets to be disposed of effective January 1, 1996. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. There was no effect of such adoption on the company's financial position or results of operations.

                               PIPELINE DATA, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999



     f. Research and Development Expenses

     Research and development expenses are charged to operations when incurred.

     g. Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives using the straight line methods over a period of seven years. Maintenance and repairs are charged against operations and betterment's are capitalized.

     h. Significant Concentration of Credit Risk

     At December 31, 1999, the company has concentrated its credit risk by maintaining deposits in several banks. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been coveredby the federal insurance.

     i. Recent Accounting Pronouncements

     In March, 1998, the American Institute of Certified Public Accountants issued Statements of Position 98-1 (SOP 98-1), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The implementation of SOP 98-1 does not have a material impact on the Company's financial position or results of operations. Computer software costs that are incurred in the preliminary project stage are expensed as incurred. Once the capitalization criteria of the SOP have been met, costs incurred when developing computer software for internal are capitalized.

     Note 3 - Related Party transactions

     a. Issuance of shares of common stock

     On June 24, 1997, the company sold 100 shares to Mr. Jack Rubinstein in consideration for $100 cash.

     Between June 20, 1997 to August 20, 1997, Mr. Rubinstein contributed to the company's capital an additional $9,649 in expenses paid on behalf of the company.

     On December 18, 1998, Mr. Rubinstein remitted back to the company 75 pre-split or 750,000 shares of common stock for cancellation.

     On December 18, 1998, the company issued 75.25 shares or 752,500 post split shares of Common Stock for consulting services valued at $188,125 or $0.25 per share to the following individuals and companies and in the following amounts:
123,750 shares to Jack Rubinstein; 100,000 to R. Scott Barter; 50,000 shares to Douglas Harrison-Mills; 50,000 to Brad Smith; 25,000 shares to Alan Scott; and 403,750 to Unifund Financial Group, Inc.

     For the period April 1, 1999 to September 30, 1999, the company received $105,172 as an additional contribution to capital from a shareholder of the company.

     Mr. Jack Rubinstein, converted the balance of his officer loan payable aggregating $43,672 to additional paid in capital.

     b. Office Location

     The company occupies office space at the office of the President at 250 East Hartsdale Avenue, Hartsdale, New York, 10530 at a monthly rental of $500. For the period from inception, June 23, 1997, to December 31, 1999, for the year ending December 31, 1999, rent expense was $15,000 and $6,000 respectively.

                               PIPELINE DATA, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


     c. Officer Loan

     As of December 31, 1998 and September 30, 1999, the company is obligated to repay officer loans to Mr. Jack Rubinstein, President of the company with interest at 6%, payable on demand aggregating $72,622 and $-0- respectively including accrued interest of $2,622 and $-0- respectively.

     As of June 30, 1999, Mr. Jack Rubinstein, converted the balance of his officer loan payable aggregating $43,672 to additional paid in capital.

     d. Officer Compensation

     For the period from inception, June 23, 1997, to December 31, 1999, for the year ending December 31, 1999, the company has accrued a minimal compensation of $500 per month as compensation to Mr. Rubinstein as consideration for services while the company is in the development stage of development as follows: $15,000 and $6,000 respectively.

     Note 4 - Commitments and Contingencies

     At December 31, 1998 and September 30, 1999, the company has not entered into any contracts or commitments.

     Note 5 - Income Taxes

     The company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 1999, the company had no material current tax liability, deferred tax assets, or liabilities to impact on the company's financial position because the deferred tax asset related to the company's net operating loss carryforward and was fully offset by a valuation allowance.

     At December 31, 1999, the company has net operating loss carry forwards for income tax purposes of $539,803. This carryforward is available to offset future taxable income, if any, and expires in the year 2010. The company's utilization of this carryforward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the company of more than 50 percent.

     The components of the net deferred tax asset as of September 30, 1998 are as follows:

                  Deferred tax asset:
                     Net operating loss carry forward        $ 183,533
                     Valuation allowance                     $(183,533)
                                                             ----------
                     Net deferred tax asset                  $      -0-
                                                             ==========

     The company recognized no income tax benefit for the loss generated in the period from inception, June 23, 1997, to December 31, 1999.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the company has yet to recognize significant revenue from the sale of its products, the company believes that a full valuation allowance should be provided.

                               PIPELINE DATA, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


     Note 6 - Property and Equipment

     Capital Assets consisted of the following at December 31, 1999:

                                       Asset        Accumulated
                                       Cost         Depreciation       Total
                                       ----         ------------       -----

         Office equipment              $2,582         $2,852         $  -0-


     Note 7 - Preferred Stock

     The company's authorized capital stock consists of 5,000,000 shares of preferred stock, par value $.001 per share.

     The board of directors of the company has the authority to establish and designate any shares of stock in series or classes and to fix any variations in the designations, relative rights, preferences and limitations between series as it deems appropriate, by a majority vote.

     The preferred stock may be issued in series, each of which may vary, as determined by the board of directors, as to the designation and number of shares in such series, voting power of the holders thereof, dividend rate, redemption terms and prices, voluntary and involuntary liquidation preferences, andconversion rights and sinking fund requirements, if any, of such series.

     As of December 31, 1999, the number of shares outstanding is -0-.


     Note 8 - Business and Credit Concentrations

     The amount reported in the financial statements for cash approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

     Financial instruments that potentially subject the company to credit risk consist principally of trade receivables. Collateral is generally not required.

[GRAPHIC OMITTED]                                    Initial Public Offering
                                                                  PROSPECTUS







                                                           SUBJECT TO COMPLETION



                 PRELIMINARY PROSPECTUS DATED: APRIL 13, 2000



                               Pipeline Data Inc.
             250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530

 -------------------------------------------------------------------------------
                        2,325,000 SHARES OF COMMON STOCK
 -------------------------------------------------------------------------------


This prospectus relates to the public offering, which is not being underwritten, of up to 2,325,000 shares of our common stock by some of our shareholders. Shares sold pursuant to this prospectus will be sold for $5.00 per share. We will not receive any of the proceeds from the sale of the shares.


The shares of our common stock offered by the selling shareholders pursuant to this involves substantial risk. See "Risk Factors" beginning on page 6.


                     ---------------------------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
 -------------------------------------------------------------------------------


We will amend and complete the information in this prospectus. Although the Selling shareholders are permitted by U.S. federal securities laws to offer these securities using this prospectus, the selling shareholders may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.




          [Alternate Page for Prospectus Relating to Secondary Shares]

                                Table of Contents

                                      Page



Prospectus Summary..............................................................
The Company.....................................................................
 The Offering...................................................................
Risk Factors....................................................................
Use of Offering Proceeds........................................................
Capitalization .................................................................
Dilution........................................................................
Forward Looking Statements......................................................
Business of The Company.........................................................
Management's Discussion And Analysis of
  Financial Condition And Results of Operations ................................
Dividend Policy ................................................................
Plan of Distribution............................................................
Legal Proceedings...............................................................
Directors, Executive Officers,
     Promoters And Control Persons..............................................
Security Ownership of
  Certain Beneficial Owners
  and Management................................................................
Description of Securities.......................................................
Interest of Named Experts And Counsel...........................................
Selling Shareholders...........................................................
Certain Provisions of Our
  Articles and By-Laws and
  Disclosure of Commission Position On
  Indemnification For Securities Act Liabilities................................
Description of Property.........................................................
Certain Relationships And
  Related Transactions..........................................................
Market For Common Equity
  and Related Stockholder Matters...............................................
Executive Compensation..........................................................
Financial Statements............................................................
Changes in And Disagreements With
  Accountants on Accounting And
Financial Disclosure............................................................
Where Can Investors Find Additional Information.................................




          [Alternate Page for Prospectus Relating to Secondary Shares

The Sale of The Shares of Our Common Stock Registered Pursuant to This Prospectus Has Been Declared Effective in The Following States:

We have not authorized any dealer, sales person or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sale made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Pipeline Data Inc. have not changed since the date hereof.


          [Alternate Page for Prospectus Relating to Secondary Shares]

                                  The Offering



         We will not receive any proceeds from the shares sold by the selling shareholders.







          [Alternate Page for Prospectus Relating to Secondary Shares]

                       Principal and Selling Shareholders

The following tables presents certain information regarding the beneficial ownership of our common stock as of September 30, 1999 by the following:

Each person who is known by us to own beneficially more than five percent of our outstanding common stock;

Each of our directors and executive officers named in the Summary Compensation Table;

Each selling shareholder; and

All of our current executive officers and directors as a group. The percentage of outstanding shares is based on 2,275,000 shares of our common stock outstanding as of September 30,1999 and 2,475,000 shares of our common stock outstanding immediately following completion of this offering.




                                                 Shares Owned                                     Shares Owned
                                            Prior to the Offering                             After the Offering(2)
                                            ---------------------                             ---------------------
                                                                             Shares
                                           Number           Percent        Offered(1)        Number          Percent
                                           ------           -------        ----------        ------          -------
Directors, Officers and 5%
Shareholders

Jack Rubinstein                                748,750               29.65    All             -0-              -0-
Unifund Financial Group, Inc.*                 998,750               39.55    All             -0-              -0-
R. Scott Barter                                350,000               13.86    All             -0-              -0-
Douglas Harrison-Mills                          50,000                1.98    All             -0-              -0-
(All officers and directors
  as a group - 4 persons)
                                             2,147,500               85.04    All             -0-              -0-
Selling Shareholders:
Sheila Corvino                                  50,000                1.98%   All             -0-              -0-
Brad Smith                                      50,000                1.98%   All             -0-              -0-
Harold Halcrow                                  10,000                0.39%   All             -0-              -0-
Harris Schiff                                   10,000                0.39%   All             -0-              -0-
Federico Brown                                   5,000                0.19%   All             -0-              -0-
Arthur Gager                                     2,500                0.19%   All             -0-              -0-
      ====================================================================
 *This entity is controlled by Mr. Barter and its share ownership in us is attributed to him..
                         ==============================


(1)      There is no assurance that the selling shareholders will sell any or all of these shares.
(2)      Assumes that the directors, officers and 5% shareholders and the selling shareholders acquire no additional shares of our common stock prior to the completion of this offering.


         The SEC deems a security holder the beneficial owner of a security when that person maintains voting or investment power with respect to security, subject to community property laws, where applicable. If stock options are presently exercisable or exercisable within 60 days of April 13, 2000, the SEC will deem the shares underlying those options to be outstanding and beneficially owned by their holder when computing the percentage of common stock held by that person. However, the SEC will not deem shares underlying these options to be outstanding when computing the percentage of common stock held by others.




          [Alternate Page for Prospectus Relating to Secondary Shares]

       Relationships among the Selling Shareholders and Pipeline Data Inc.


We have had material relationships with several of the selling shareholders in the past three years. See the discussion set forth in "Directors, Executive Officers, Promoters and Control Persons " for a description of business relationships with Pipeline Data Inc.

Unless otherwise noted, all shareholders listed have sole voting and investment power with respect to their shares. There are no family relationships between our executive officers and directors.


          [Alternate Page for Prospectus Relating to Secondary Shares]

                               PIPELINE DATA, INC


No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.



Until June __, 2000 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.





                               PIPELINE DATA INC.


                        5,325,000 shares of Common Stock
                           Par Value, $0.001 per share


                      1,000,000 Class A Redeemable Warrants

                      1,000,000 Class B Redeemable Warrants





                               P r o s p e c t u s








                                 April 13, 2000






                               PIPELINE DATA INC.

                                     Part II

                     Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers


         The company's Certificate of Incorporation contains provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law (the "DGCL") or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.


         In addition, the Certificate of Incorporation and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

Item 25. Other Expenses of Issuance and Distribution

            The estimated expenses of this offering are:


        Registration Fees                      $   2,741.78
        Blue Sky Filing Fees                   $  15,000.00
        Attorney's Fees                        $  55,000.00
        Accountant's Fees                      $  10,000.00
        Printing and Copying                   $  10,000.00
        Miscellaneous
        TOTAL                                  $  92,741.78


Item 26. Recent Sales of Unregistered Securities



     Mr. Rubinstein was the sole shareholder of the company during the year ending 1997. On June 24, 1997, one day after incorporation and at a time when the Corporation had substantially no assets and had not commenced substantial business operations, he purchased 100 shares of common stock of which 75 shares were later returned to the company for cancellation in a transaction which did not involve any public offering. During the year ending December 31, 1998, officers, directors and certain of their affiliates were issued shares and after such issuance owned the following amounts: Mr. Barter: 25 shares, Unifund Financial Group, Inc.: 25 shares, Mr. Rubinstein: 25 shares, Mr. Harrison-Mills:
5 shares, Mr. Smith: 5 shares, Mr. Scott: 2.5 shares, Mr. Halcrow: 1 share, Mr. Schiff 1 share, Mr. Brown: 0.5 shares and Mr. Gager: 0.25 shares. These shares were all issued pursuant to Section 4(2) of the Securities Act in transactions not involving any public offering. All parties except for Mr. Gager are sophisticated investors. All parties were given the opportunity to request financial and non-financial information about the company and ask the Mr. Rubinstein questions about the company. On May 25, 1999, we filed an Amended and Restated Certificate of Incorporation pursuant to which we performed a forward stock split of our common stock in the ratio of 1:10,000. On October 1, 1999, Sheila Corvino was awarded 50,000 shares of our common stock in partial consideration of legal services rendered to our company. On December 31, 1999, Kaplan Gottbetter & Levenson LLP was awarded 50,000 shares of our common stock in partial consideration of legal services rendered to our company. This resulted in the shareholdings for these individuals which are reported in the
initial  table  of  "Security   Ownership  of  Certain   Beneficial  Owners  and
Management".



Item 27.   Exhibits.

Exhibit No.                                      Description


      3.1*       Certificate of Incorporation
      3.2*       Amended and Restated Certificate of Incorporation of Registrant
      3.3*       By-laws of Registrant
      3.4*       Form of Class A Redeemable Warrant
      3.5*       Form of Class B Redeemable Warrant
      3.6*       Form of Class A Warrant Agreement
      3.7*       Form of Class B Warrant Agreement
      3.8        Form of Lock-up Agreement
      5          Opinion on Legality of Kaplan Gottbetter & Levenson, LLP,
                 counsel to registrant
      10.1*      Web site development and servicing agreement
      10.2*      Consulting Agreement with Unifund America, Inc.
      10.3*      Agreement with Rainbow Media
      23.1**     Consent of Kaplan Gottbetter & Levenson, LLP,
                 counsel to registrant, see exhibit 5
      23.2       Consent of Thomas P. Monahan, independent public accountant
      27         Financial Data Schedule


*  Previously filed.
** To be filed by amendment.

Item 28. Undertakings

      The company hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) Include any additional or change in material information on the plan of distribution.

          (iv) Reflect the sale of more than 125,000 shares held by existing shareholders which are subject to a one-year "lockup" period from the effective date of this registration statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         (5) Attach a supplementary "sticker" to each prospectus used after more than 62,500 of the shares subject to the initial one-year "lockup" period from the effective date of this registration statement have been sold.

                                   Signatures



         In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment number seven to its registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the city of Hartsdale, state of New York, on April 12, 2000.




                                       Pipeline Data Inc.
                                       (Registrant)

                                       By  /s/ Jack Rubinstein
                                           -------------------
                                          Jack Rubinstein
                                          Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.



       /s/ R. Scott Barter             Director           April 12, 2000
       -------------------             --------           ----------------
       R. Scott Barter                  (Title)                 (Date)
      (Signature)

     /s/ Douglas Harrison-Mills         Director          April 12, 2000
     --------------------------          --------         ----------------
     Douglas Harrison-Mills             (Title)             (Date)
      (Signature)